EXHIBIT 10.1
Execution Copy

DIAMOND RESORTS TEMPUS OWNER TRUST 2013,
as Issuer
DIAMOND RESORTS FINANCIAL SERVICES, INC.
as Servicer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee and Back-Up Servicer
______________
INDENTURE
Dated as of September 20, 2013
______________

Section 13.01	Officer's Certificate and Opinion of Counsel as to Conditions Precedent	72
Section 13.02	Statements Required in Certificate or Opinion	72
Section 13.03	Notices	73
Section 13.04	No Proceedings	74
Section 13.05	Limitation of Liability	75
Section 13.06	Entire Agreement	75
Section 13.07	Severability of Provisions	75
Section 13.08	Indulgences; No Waivers	75
Section 13.09	No Bankruptcy Petition Against Conduit Purchaser.	76
Section 13.10	Limited Recourse Against the Conduit Purchaser.	76
Exhibit A	Form of Note
Exhibit B	Form of Investor Representation Letter
Exhibit C	Record Layout For Data Conversion
Exhibit D	Collection Policy
Exhibit E	Form of Monthly Servicer Report
Exhibit F	Servicing Officer's Certificate
Annex A	Standard Definitions

INDENTURE
This INDENTURE, dated as of September 20, 2013, is among Diamond Resorts Tempus Owner Trust 2013, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), Diamond Resorts Financial Services, Inc. (“DRFS”), a Nevada corporation, as servicer (the “Servicer”) and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”) and as back-up servicer (in such capacity, the “Back-Up Servicer”).
RECITALS OF THE ISSUER
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Timeshare Loan Backed Notes, Series 2013 (the “Notes”);
WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Notes and the Back-Up Servicer has agreed to, among other things, service and administer the Timeshare Loans if the Servicer shall no longer be the Servicer hereunder; and
WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Noteholders, as follows:
GRANTING CLAUSE
To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) the Timeshare Loans, (ii) the Receivables in respect of the Timeshare Loans due on and after the Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of each Timeshare Loan, (v) all rights and remedies under the Sale Agreement, (vi) all rights and remedies under the Custodial Agreement, (vii) all rights and remedies under the Servicer Undertaking Agreement and the Seller Undertaking Agreement, (viii) all amounts in or to be deposited to each Trust Account, and (ix) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, Insurance Proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Trust Estate”). Notwithstanding the foregoing, the

Trust Estate shall not include any Miscellaneous Payments and Processing Charges made by an Obligor.
Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Notes by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.
The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Noteholders may be adequately and effectively protected as hereinafter provided.
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.01    General Definitions.
In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Standard Definitions” attached hereto as Annex A.
Section 1.02    Compliance Certificates and Opinions.
Upon any written application or request (or oral application with prompt written or electronic confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request, or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Section 1.03    Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that such Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01(b) hereof.
Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default, Servicer Event of Default or a Rapid Amortization Period is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default, Servicer Event of Default or a Rapid Amortization Period nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a Default, an Event of Default (other than an Event of Default of the kind described in Section 6.01(a) hereof), a Servicer Event of Default or a Rapid Amortization Period has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any Noteholder.

Section 1.04    Acts of Noteholders, etc.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing, including, but not limited to trust agents and administrative agents; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.
(c)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(d)    By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney‑in‑fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided that nothing contained in this Section 1.04(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.
Section 1.05    Notice to Noteholders; Waiver.
(a)    Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, certified mail return receipt requested, or sent by private courier or confirmed electronically to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(b)    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.05(a) hereof, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 1.06    Effect of Headings and Table of Contents.
The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.07    Successors and Assigns.
All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.
Section 1.08    GOVERNING LAW.
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.
Section 1.09    Legal Holidays.
In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity, or other date on which principal of or interest on any Note is proposed to be paid, provided that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.
Section 1.10    Execution in Counterparts.
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
Section 1.11    Inspection.
The Issuer agrees that, on reasonable prior notice (or, upon the occurrence of a Default or Event of Default or the commencement of a Rapid Amortization Period, without prior notice), it will permit the representatives of the Indenture Trustee or any Noteholder holding Notes evidencing at least 25% of the Outstanding Note Balance, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein. Any expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default, Event of Default or Rapid Amortization Period, of any right under this Section 1.11 shall be borne by the Issuer. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.
Section 1.12    Survival of Representations and Warranties.
The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.
ARTICLE II
THE NOTES
Section 2.01    General Provisions.
(a)    Form of Notes. The Notes, together with their certificates of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.
(b)    Denominations. The Outstanding Note Balance of the Notes which may be authenticated and delivered under this Indenture is limited to $30,990,000. The Notes shall be issuable only as registered Notes without interest coupons in the denominations of at least $100,000 and in integral multiples of $1,000; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.04 hereof of any Note with a remaining Outstanding Note Balance of less than $100,000.
(c)    Execution, Authentication, Delivery and Dating. The Notes shall be manually executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.
Section 2.02    [Reserved]
Section 2.03    Definitive Notes. The Notes shall only be issued in definitive form.
Section 2.04    Registration, Transfer and Exchange of Notes.
(a)    Note Register. At all times during the term of this Indenture, the Issuer shall cause to be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Note is transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 2.04. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of the Noteholders.

(b)    Surrender. Upon surrender for registration of transfer of any Definitive Note, subject to the applicable requirements of this Section 2.04, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Definitive Note being surrendered. Each Note surrendered for registration of transfer shall be canceled and subsequently destroyed by the Note Registrar. Each new Note issued pursuant to this Section 2.04 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 2.04. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(c)    Securities Laws Restrictions. The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No resale or transfer of any Note by a Noteholder may be made unless such resale or transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because the transfer satisfies one of the following: (i) such resale or transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such resale or transfer is being made in reliance upon Rule 144A under the Securities Act, as certified by such Noteholder (other than the Initial Managing Agent) in a letter in the form of Exhibit B hereto or (ii) pursuant to an exemption from registration under the Securities Act. Each Person that purchases or otherwise acquires any beneficial interest in a Note shall be deemed, by its purchase or other acquisition thereof, to have represented, warranted and agreed as provided in the legends of such Note and shall be deemed to have made the representations, warranties and covenants set forth with respect to a transferee in the letter attached as Exhibit B hereto. Any purported transfer of a Note not in accordance with this Section 2.04 shall be null and void and shall not be given effect for any purpose hereunder. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.
(d)    [Reserved]
(e)    ERISA Considerations. No resale or other transfer of any Note or any interest therein may be made to any purchaser or transferee unless (i) such purchaser or transferee is not, and will not acquire such Note or any interest therein on behalf of or with the assets of, any Benefit Plan or (ii) no “prohibited transaction” under ERISA or Section 4975 of the Code that is not subject to a statutory, regulatory or administrative exemption and no violation of any substantially similar provision of federal, state or local law will occur in connection with such purchaser’s or such transferee’s acquisition, holding or disposition of such Note or any interest therein. In addition, neither the Notes nor any interest therein may be purchased by or transferred to any Benefit Plan, or person acting on behalf of or with assets of any Benefit Plan, unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, a Diamond Resorts

Entity, a Managing Agent, a Conduit Purchaser, a Conduit Liquidity Provider, a Non-Conduit Purchaser, the Indenture Trustee or by any Affiliate of any such Person.
(f)    Transfer Fees, Charges and Taxes. No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.04. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.
(g)    No Obligation to Register. None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
(h)    Rule 144A Information. The Servicer agrees to cause the Issuer and the Issuer agrees to provide such information as required under Rule 144A(d)(4) under the Securities Act so as to allow resales of Notes to Qualified Institutional Buyers in accordance herewith.
(i)    Sole Obligation. The Notes represent the sole obligation of the Issuer payable from the Trust Estate and do not represent the obligations of the Originator, the Servicer, the Seller, the Back-Up Servicer, the Indenture Trustee, the Owner Trustee, the Initial Managing Agent or the Custodian.
Section 2.05    Mutilated, Destroyed, Lost and Stolen Notes.
(a)    If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)    If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(c)    In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer in its discretion may, instead of issuing a replacement Note, pay such Note.
(d)    Upon the issuance of any replacement Note under this Section 2.05, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.
(e)    Every replacement Note issued pursuant to this Section 2.05 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(f)    The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.06    Payment of Interest and Principal; Rights Preserved.
(a)    Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note was registered on the Record Date for such Payment Date by check mailed to the address specified in the Note Register, or upon the request of a Holder of more than $1,000,000 original principal amount of Notes, by wire transfer of federal funds to the account and number specified in the Note Register, in each case on such Record Date for such Person (which shall be, as to each original purchaser of the Notes, the account and number specified by such purchaser to the Indenture Trustee in writing, or, if no such account or number is so specified, then by check mailed to such Person’s address as it appears in the Note Register on such Record Date). Notwithstanding this Section 2.06(a), to the extent a Note is registered in the name of a Managing Agent on behalf of a Purchaser Group, payments shall be made to the account specified by such Managing Agent.
(b)    All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date or prepayment date as set forth in a Prepayment Notice shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, except that each Holder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office prior to receipt of payment of the final installment of principal of such Note.
(c)    The Outstanding Note Balance of each Note (unless sooner paid) will be due and payable on the Stated Maturity of such Note.
Section 2.07    Persons Deemed Owners.
Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not payment on such Note is overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
Section 2.08    Cancellation.
All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.08, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.
Section 2.09    Noteholder Lists.
The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer shall furnish to the Indenture Trustee at least five Business Days before each Payment Date (and in any event in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Noteholders. For so long as Wells Fargo Bank, National Association is acting in the capacity of Indenture Trustee, it shall also be the Note Registrar hereunder.
Section 2.10    Treasury Notes.
In determining whether the Noteholders of the requisite percentage of the Outstanding Note Balance have concurred in any direction, waiver or consent, Notes held or redeemed by the Issuer or held by an Affiliate of the Issuer shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee knows are so owned shall be so disregarded.
Section 2.11    Optional Prepayment.
(a)    The Issuer may prepay the Notes on a Payment Date, in whole or in part, on five Business Days’ prior written notice to the Noteholders and the Indenture Trustee (or such lesser notice period as shall be acceptable to the Majority Noteholders and the Indenture Trustee) (such notice, a “Prepayment Notice”), provided that the Issuer pays, subject to Section 3.02(a)(ii) hereof, on the date of prepayment, the amounts set forth in the Note Purchase Agreement.
(b)    The applicable Prepayment Notice shall (i) state the principal amount of Notes to be paid, (ii) state the Aggregate Loan Balance, as of the close of business on the day immediately preceding the date on which such Prepayment Notice is delivered, of the Timeshare Loans to be released under Section 4.05 hereof and (iii) that at the time of the prepayment of the Notes, after giving effect to such release and prepayment, that all the conditions set forth in Section 4.05 will be satisfied. Reference is made to Section 4.05 hereof for the conditions to and procedure for the release of the Timeshare Loans and the Related Security in connection with any such prepayment.
Section 2.12    Payments Under the Note Purchase Agreement.
The Issuer hereby confirms that it is responsible for any payments required to be made by it to any Noteholder under the Note Purchase Agreement.
Section 2.13    Confidentiality.
Each Noteholder, by acceptance of a Note or any interest therein, agrees and covenants that it shall hold in confidence all Confidential Information, provided, however that any Noteholder may disclose Confidential Information (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Indenture, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Indenture or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Indenture, (vii) to any Conduit Liquidity Provider or any rating agency, commercial paper dealer, provider of credit enhancement or liquidity to a Conduit Purchaser or any Person providing financing to, or holding equity interests in, a Conduit Purchaser, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information, (viii) with the consent of the Servicer, or (ix) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to such Noteholder on a nonconfidential basis from a source other than the Issuer, the Servicer or their Affiliates.
If a Noteholder receives a subpoena or other validly issued administrative or judicial process demanding such Noteholder disclose all or any part of the Confidential Information, such Noteholder shall to the extent permitted by law, promptly notify the Issuer of such request or requirement so that the Issuer may seek an appropriate protective order or waive such Noteholder’s compliance with the provisions of this Section 2.13. If the Issuer decides to seek a protective order, such Noteholder agrees to assist the Issuer in obtaining such an order. If, in the absence of a protective order or the receipt of a waiver under this Section 2.13, such Noteholder, in the opinion of such Noteholder’s counsel, is compelled to disclose such Confidential Information, such Noteholder may disclose such Confidential Information without liability under this Indenture. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

ARTICLE III

ACCOUNTS; COLLECTION AND
APPLICATION OF MONEYS; REPORTS
Section 3.01    Trust Accounts; Investments by Indenture Trustee.
(a)    On or before the Closing Date, the Indenture Trustee shall establish in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts shall be Eligible Bank Accounts maintained at the Corporate Trust Office. From time to time, the Indenture Trustee shall establish, to the extent necessary or required under this Indenture, accounts in the name of the Indenture Trustee for the benefit of the Noteholders, which accounts shall be Eligible Bank Accounts.
Subject to the further provisions of this Section 3.01(a), the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.
(b)    The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.02(a) hereof.
(c)    None of the parties hereto shall have any right of set-off with respect to any Trust Account, or any investment therein.
(d)    So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Trust Account shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.01(f) hereof, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing (including by confirmable electronic means) from the employees or agents of the Issuer, as the case may be, identified therein, in each case in such amounts as such Issuer Order shall specify.
(e)    In the event that either (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash in any of the Trust Accounts or (ii) an Event of Default shall be continuing, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause 5 of the definition of “Eligible Investments”. All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.01(f) hereof.

(f)    No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account immediately upon receipt.
(g)    Any investment of any funds in any Trust Account and any sale of any investment held in such accounts, shall be made under the following terms and conditions:
(i)    each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate;
(ii)    any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment;
(iii)    the proceeds of any sale of an investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the account in which such investment was held; provided that no such sale may occur on any day other than the Business Day immediately preceding a Payment Date (for the avoidance of doubt, any full or partial liquidation of an investment in a money market fund is not subject to the foregoing date restriction); and
(iv)    neither the Issuer nor any of its Affiliates may exercise any voting rights with respect to an investment.
(h)    If any amounts are needed for disbursement from any Trust Account and sufficient uninvested funds are not collected and available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Indenture Trustee shall select and cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account.
(i)    The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.01 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment made by it in accordance with this Section 3.01 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.
(j)    Each party hereto agrees that each of the Trust Accounts constitutes a “securities account” within the meaning of Article 8 of the UCC and in such capacity Wells Fargo Bank, National Association shall be acting as a “securities intermediary” within the meaning of 8-102 of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110 of the UCC. The Indenture Trustee shall be the “entitlement holder” within the meaning of Section 8-102(a)(7) of the UCC with respect to the Trust Accounts. In furtherance of the foregoing, Wells Fargo Bank, National Association, acting as a “securities intermediary,” shall comply with “entitlement orders” within the meaning of Section 8-102(a)(8) of the UCC originated by the Indenture Trustee with respect to the Trust Accounts, without further consent by the Issuer. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to each Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. All securities or other property underlying any financial assets credited to each Trust Account shall be registered in the name of the Indenture Trustee or indorsed to the Indenture Trustee or in blank and in no case will any financial asset credited to any Trust Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer. The Trust Accounts shall be under the sole dominion and control (as defined in Section 8-106 of the UCC) of the Indenture Trustee and the Issuer shall have no right to close, make withdrawals from, or give disbursement directions with respect to, or receive distributions from, the Collection Account except in accordance with Section 3.04 hereof.
(k)    In the event that Wells Fargo Bank, National Association, as securities intermediary, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, it hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture and that the Indenture Trustee’s rights to the funds on deposit therein shall be subject to Section 3.04 hereof. The financial assets credited to, and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than as created pursuant to this Indenture.
(l)    If at any time a Trust Account shall cease to be an Eligible Bank Account, the Indenture Trustee shall, within 30 days, establish a new Trust Account that is an Eligible Bank Account. The 30-day period may be extended an additional 30 days if the Indenture Trustee provides to each Noteholder an action plan prior to expiration of the entire 30-day period.
Section 3.02    Establishment and Administration of the Trust Accounts.
(a)    Collection Account.
(i)    The Indenture Trustee shall cause to be established and maintained an account (the “Collection Account”) for the benefit of the Noteholders. The Collection Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Diamond Resorts Tempus Owner Trust 2013 -- Collection Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01

(l), establish a new Collection Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to immediately deposit any amounts received by it into the Collection Account. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.01 hereof. Withdrawals and payments from the Collection Account will be made on each Payment Date as provided in Section 3.04 and Section 6.06 hereof. All investment earnings on the Collection Account shall be distributed to the owners of the beneficial interests in the Issuer on each Payment Date.
(ii)    Prepayment. On any date on which the Notes are prepaid as provided in Section 2.11 hereof and Timeshare Loans are released as provided in Section 4.05 hereof, the Indenture Trustee shall, if so directed by the Issuer and the Managing Agent, accept funds for deposit into the Collection Account and deposit such funds into the Collection Account; provided, however, that any funds received for distribution on a prepayment date must be received in the Collection Account one Business Day prior to such prepayment date. Any such amount deposited into the Collection Account for a prepayment shall be used to first make the payments due in connection with such prepayment and release in accordance with the terms hereof on the prepayment date and any remaining amounts so deposited shall be paid by the Indenture Trustee as the Indenture Trustee is instructed in writing by the Issuer and the Managing Agent.
(b)    Reserve Account. The Indenture Trustee shall cause to be established and maintained an account (the “Reserve Account”) for the benefit of the Noteholders. On the Closing Date, the Issuer shall cause to be deposited in the Reserve Account an amount equal to the Reserve Account Initial Deposit from the proceeds of the sale of the Notes. The Reserve Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Diamond Resorts Tempus Owner Trust 2013 -- Reserve Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01(l), establish a new Reserve Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Reserve Account and from the date such new Reserve Account is established, it shall be the “Reserve Account.” Amounts on deposit in the Reserve Account shall be invested in accordance with Section 3.01 hereof. Deposits to the Reserve Account shall be made in accordance with Section 3.04 hereof. Withdrawals and payments from the Reserve Account shall be made in the following manner:

(i)    Withdrawals. If, on any Determination Date, Available Funds on deposit in the Collection Account are insufficient to pay on any Payment Date prior to the Stated Maturity, all amounts required to be distributed on such Payment Date pursuant clauses (i) through (vii), inclusive, of Section 3.04(a) hereof for the related Payment Date, on such Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report and to the extent of funds available in the Reserve Account, on the related Payment Date withdraw from the Reserve Account and deposit into the Collection Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Reserve Account; provided that on any Payment Date prior to the Stated Maturity, the amount withdrawn by the Indenture Trustee shall not cause the amount on deposit in the Reserve Account to be less than the Reserve Account Floor Amount unless (x) Available Funds on deposit in the Collection Account are insufficient to pay all amounts required to be distributed on such Payment Date pursuant to clauses (i) through (vi), inclusive, of Section 3.04(a) hereof or (y) the sum of Available Funds in the Collection Account plus the amount on deposit in the Reserve Account is greater than or equal to the sum of (a) the payments and distributions required under clauses (i) through (vi), inclusive, of Section 3.04(a) hereof and (b) the Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date (the amount withdrawn, the “Reserve Account Draw Amount”).
(ii)    Stated Maturity or Payment in Full. On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance will be reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the Reserve Account and shall deposit such amounts into the Collection Account.
(iii)    Acceleration Event. Upon the occurrence of an Acceleration Event, the Indenture Trustee shall withdraw all amounts on deposit in the Reserve Account and shall deposit such amounts into the Collection Account for distribution in accordance with Section 6.06 hereof.
(iv)    Amounts in Excess of Reserve Account Required Balance. On each Payment Date, the Indenture Trustee shall withdraw all cash on deposit in the Reserve Account in excess of the Reserve Account Required Balance (as determined on the related Determination Date) from the Reserve Account and deposit the same into the Collection Account to be part of Available Funds on such Payment Date for application in accordance with Section 3.04 hereof.
Section 3.03    [Reserved].
Section 3.04    Distributions.
(a)    So long as no Acceleration Event has occurred, to the extent of Available Funds and Reserve Account Draw Amounts on deposit in the Collection Account, on each Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report, make the following disbursements and distributions to the following parties, in the following order of priority:

(i)
to the Indenture Trustee and the Custodian, ratably based on their respective entitlements, (A) the Indenture Trustee Fee and the Custodial Fee, respectively, plus any accrued and unpaid Indenture Trustee Fees and the Custodial Fees with respect to prior Payment Dates, and (B) Indenture Trustee Expenses and Custodial Expenses incurred and charged, respectively, by the Indenture Trustee and the Custodian during the related Due Period (limited with respect to this sub-clause (B) up to an aggregate cumulative total of $40,000);

(ii)
to the Back-Up Servicer, the Back-Up Servicing Fee, plus any accrued and unpaid Back-Up Servicing Fees with respect to prior Payment Dates and any Transition Expenses incurred during the related Due Period (up to an aggregate cumulative total of $100,000);

(iii)
(A) on the Payment Date occurring in October of each year only, to the Owner Trustee, the Owner Trustee Fee, plus any accrued and unpaid Owner Trustee Fees, and (B) on each Payment Date, the Owner Trustee Expenses incurred and charged by the Owner Trustee during the related Due Period (limited with respect to this sub-clause (B) up to an aggregate cumulative total of $40,000);

(iv)
on the Payment Date occurring in January of each year only, to the Administrator, the Administrator Fee, and on each Payment Date, any Administrator Expenses incurred and charged by the Administrator during the related Due Period with respect to taxes owed pursuant to Section 8.07 hereof;

(v)	to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(vi)	to the Noteholders, the Senior Interest Distribution Amount for such Payment Date;

(vii)	to the Noteholders, the Principal Distribution Amount for such Payment Date;

(viii)	to the Reserve Account, all remaining amounts until the amounts on deposit in the Reserve Account shall equal the Reserve Account Required Balance;

(ix)	to the Noteholders, the Subordinate Interest Distribution Amount for such Payment Date;

(x)	to the Noteholders, any amounts payable pursuant to the Note Purchase Agreement

(xi)	to the Indenture Trustee and the Custodian, any Indenture Trustee Expenses and Custodial Expenses, respectively, not paid pursuant to clause (i) above;

(xii)	to the Back-Up Servicer, any expenses not paid pursuant to clause (ii) above;

(xiii)	to the Owner Trustee, any fees, indemnities and expenses not paid pursuant to clause (iii) above;

(xiv)	to the Administrator, any expenses not paid pursuant to clause (iv) above; and

(xv)	to the Owner or any subsequent owners of the beneficial interests in the Issuer, any remaining amounts.
(b)    If an Acceleration Event shall have occurred, distributions shall be made in accordance with Section 6.06 hereof.
Section 3.05    Reports to Noteholders.
To the extent requested by a Noteholder, on each Payment Date the Indenture Trustee shall account to each Noteholder (i) the portion of payments then being made which represents principal and the amount which represents interest, and shall contemporaneously advise the Issuer of all such payments, and (ii) the amounts on deposit in each Trust Account and identifying the investments included therein. The Indenture Trustee may satisfy its obligations under this Section 3.05 by making available electronically the Monthly Servicer Report to the Noteholders and the Issuer; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.05 until it has received the requisite information from the Issuer or the Servicer. On or before the fifth day prior to the final Payment Date with respect to any Notes, the Indenture Trustee shall send notice of such Payment Date to the Noteholders. Such notice shall include a statement that if such Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.
The Indenture Trustee shall make available to the Noteholders, via the Indenture Trustee’s internet website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Timeshare Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.
The Indenture Trustee’s internet website shall be initially located at “www.CTSLink.com” and subsequently may be located at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer and the Noteholders. In connection with providing access to the Indenture Trustee’s Internet Website, the Indenture

Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.
The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties after providing timely and adequate notification to all above parties regarding any such changes.
Annually (and more often if required by applicable law), the Indenture Trustee shall distribute to Noteholders and any holder of a beneficial interest in the Issuer any Form 1099 or similar information returns required by applicable tax law to be distributed to the Noteholders or holders of beneficial interests in the Issuer. The Servicer shall prepare or cause to be prepared all such forms and returns for distribution by the Indenture Trustee to the Noteholders or holders of beneficial interests in the Issuer.
Section 3.06    Withholding Taxes. The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any payments or distributions made by it to any Noteholder or any holder of a beneficial interest in the Issuer of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
ARTICLE IV

THE TRUST ESTATE
Section 4.01    Acceptance by Indenture Trustee.
(a)    Concurrently with the execution and delivery of this Indenture, the Indenture Trustee does hereby acknowledge and accept the conveyance by the Issuer of the assets constituting the Trust Estate. The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Noteholders, subject to the terms and provisions hereof. In connection with the conveyance of the Trust Estate to the Indenture Trustee, the Issuer has delivered or has caused the Seller to deliver (i) to the Custodian, the Timeshare Loan Files, and (ii) to the Servicer, the Timeshare Loan Servicing Files for each Timeshare Loan conveyed on the Closing Date.
(b)    The Indenture Trustee shall perform its duties under this Section 4.01 and hereunder with respect to the Trust Estate and for the benefit of the Noteholders in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:
(i)    any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;
(ii)    the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;

(iii)    the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or
(iv)    the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.
Section 4.02    Grant of Security Interest; Tax Treatment.
(a)    The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and is not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the Obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.
(b)    It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness secured by the Timeshare Loans (the “Intended Tax Characterization”). The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization. The Issuer, the Servicer, the Back-Up Servicer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by the purchase of a Note, agree to treat the Notes in accordance with the Intended Tax Characterization and to report all payments and transactions with respect to the Notes for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law. If the Notes are not properly treated as indebtedness with respect to all taxes, then the parties intend (as provided in the Trust Agreement) that they shall constitute interests in a partnership for such purposes and, in that regard, agree that no election to treat the Issuer in any part as a corporation under Treasury Regulation section 301.7701-3 shall be made by any Person.
(c)    The Issuer and the Servicer shall take no action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan constituting the Trust Estate has been pledged to the Indenture Trustee on behalf of the Noteholders.
Section 4.03    Further Action Evidencing Assignments.
(a)    The Issuer and the Servicer each agrees that, from time to time, at its respective expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer, the Indenture Trustee or the Holders representing at least 66-2/3% of the then Outstanding Note Balance may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request and upon the request of the Servicer or the Indenture Trustee, execute and file or record (or cause to be executed and filed or recorded) such Assignments of Mortgage, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or its jurisdiction of formation or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 financing statement or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall promptly deliver to the Indenture Trustee file-stamped copies of any such filing.
(b)    (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute, file and record all documents including, but not limited to Assignments of Mortgage, UCC financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and any recordation pursuant to Section 5.18 hereof and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute, file and record all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.
Section 4.04    Repurchase of Timeshare Loans.
(a)        Mandatory Repurchase of Timeshare Loans for Breach of Representation or Warranty. If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Seller in the Sale Agreement were incorrect at the time such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture and the Seller. In the event any such representation or warranty of the Seller is incorrect and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders therein, then the Issuer and the Indenture Trustee shall require the Seller, within 30 days after the date it is first notified of, or otherwise discovers such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”), repurchase such Defective Timeshare Loan at the Repurchase Price. The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Seller’s repurchase obligations if the Seller has not complied with its repurchase obligations under the Sale Agreement within 15 days of the end of the aforementioned 30 day period.
(b)        Optional Repurchase of Timeshare Loans. On any date, pursuant to the Sale Agreement, the Seller shall have the option, but not the obligation, to repurchase a Defaulted Timeshare Loan from the Issuer for a price equal to the related Repurchase Price; provided, however, the aggregate Cut-Off Date Loan Balance of Defaulted Timeshare Loans that may be repurchased pursuant to this Section 4.04(b) shall be limited on any date to 35% of the Aggregate Loan Balance as of the Cut-Off Date less the sum of the Loan Balances of all Defaulted Timeshare Loans (as of

the date they became Defaulted Timeshare Loans) previously repurchased pursuant this Section 4.04(b).
(c)        Repurchase Prices. The Issuer and the Indenture Trustee shall direct that the Seller remit all amounts in respect of Repurchase Prices to the Indenture Trustee for deposit in the Collection Account.
(d)        Schedule of Timeshare Loans. The Issuer shall cause the Seller to provide the Indenture Trustee on any date on which a Timeshare Loan is repurchased, with a revised Schedule of Timeshare Loans to the Sale Agreement reflecting the removal of Timeshare Loans.
Section 4.05    Release of Lien.
(a)    The Issuer shall be entitled to obtain a release from the Lien of this Indenture for any Timeshare Loan repurchased pursuant to Section 4.04 hereof after a payment by the Seller of the Repurchase Price of the Timeshare Loan.
(b)    The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan which has been paid in full or for which the assets securing such Timeshare Loan have been liquidated and remarketed in accordance with the Servicing Standard and all related Liquidation Proceeds have been deposited to the Collection Account.
(c)    If the Issuer exercises its right to prepay the Notes in part as provided in Section 2.11 hereof, the Issuer shall notify the Noteholders and the Indenture Trustee in writing of the prepayment date and principal amount of Notes to be prepaid on the prepayment date and the amount of interest and other amounts due and payable on such date in accordance with this Indenture and the Note Purchase Agreement. On the prepayment date, upon receipt by the Indenture Trustee of all amounts to be paid to the Noteholders in accordance with this Indenture and the Note Purchase Agreement as a result of such prepayment and the satisfaction of the conditions set forth in the following paragraphs, then, the Indenture Trustee shall release from the Lien of this Indenture those Timeshare Loans and the Related Security, all monies due or to become due with respect thereto and all collections with respect thereto from and including the last day of the Due Period immediately preceding the date of such release which the Indenture Trustee is directed to release as described in the following paragraph.
The Issuer shall provide to the Indenture Trustee and the Custodian a list of the Timeshare Loans which are to be released, shall direct the Custodian to release such Timeshare Loan Files in accordance with the Custodial Agreement and shall direct the Servicer to delete such Timeshare Loans from the Schedule of Timeshare Loans.
In addition to receipt by the Indenture Trustee of the principal amount of the Notes to be prepaid, the interest thereon and other amounts due and payable in connection with such prepayment and the list of Timeshare Loans to be released, the following conditions shall be met before the Lien is released under this Section 4.05:

(i)    after giving effect to such release, no Default, Servicer Event of Default, an event which would commence a Rapid Amortization Event or Event of Default shall exist;
(ii)    as determined by the Majority Noteholders (with the agreement of the Issuer), after giving effect to such release, the remaining pool of Timeshare Loans in the Trust Estate meet all of the eligibility criteria set forth in the Transaction Documents;
(iii)    as determined by the Majority Noteholders (with the agreement of the Issuer), the Timeshare Loans to be released from the Lien of this Indenture were not selected in a manner involving any selection procedures materially adverse to the Noteholders;
(iv)    the aggregate Loan Balances of Timeshare Loans to be released does not exceed the prepayment amount;
(v)    each of the weighted average coupon and weighted average FICO score, of the Timeshare Loans is equal to or greater than it was prior to such prepayment; and
(vi)    the weighted average remaining term to maturity of the Timeshare Loans is equal to or less than it was prior to such prepayment.
(d)    In connection with (a), (b) and (c) above, the Indenture Trustee will execute and deliver such endorsements and assignments as are provided to it by the Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Timeshare Loan being released pursuant to this Section 4.05. The Servicer shall direct the Custodian to release the related Timeshare Loan Files upon receipt of a Request for Release from the Servicer, as provided for in the Custodial Agreement.
Section 4.06    Appointment of Custodian.
The Indenture Trustee may appoint a Custodian to hold all of the Timeshare Loan Files as agent for the Indenture Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer. The initial Custodian shall be Wells Fargo Bank, National Association pursuant to the terms of the Custodial Agreement. The Indenture Trustee shall not be responsible for paying the Custodial Fee or any other amounts owed to the Custodian.
Section 4.07    Sale of Timeshare Loans.
The parties hereto agree that none of the Timeshare Loans in the Trust Estate may be sold or disposed of in any manner except as expressly provided for herein.
ARTICLE V

SERVICING OF TIMESHARE LOANS

Section 5.01    Appointment of Servicer; Servicing Standard.
Subject to the terms and conditions herein, the Issuer hereby appoints DRFS as the initial Servicer hereunder. The Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with applicable law, the Collection Policy, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by institutions servicing timeshare loans secured by timeshare estates, or if a higher standard, the highest degree of skill and attention that the Servicer exercises with respect to comparable assets that the Servicer services for itself or its Affiliates (the “Servicing Standard”).
Section 5.02    Payments on the Timeshare Loans.
(a)    The Servicer shall in a manner consistent with the Collection Policy (with respect to the initial Servicer, the Collection Policy attached hereto as Exhibit D), direct or otherwise cause the Obligors as to all Timeshare Loans (other than Obligors paying by means of credit cards) to mail or deposit by electronic means all Receivables and other payments due thereunder, or to make or credit such payments pursuant to automated clearing house debit and credit payments or credit card processing payment, remittance and collection agreements, directly to the Servicer’s existing centralized lockbox account (the “Centralized Lockbox Account”), which Centralized Lockbox Account shall consist of one or more accounts maintained by the Servicer at an Approved Financial Institution (each, a “Lockbox Bank”), acting with the consent or at the direction of the Indenture Trustee to a Lockbox Bank maintained by the Indenture Trustee for the benefit of the Noteholders. At all times, the Centralized Lockbox Account shall be subject to the Deposit Account Control Agreement and the Intercreditor Agreement. The Centralized Lockbox Account shall initially be maintained at Wells Fargo Bank, N.A.
(b)    Within one Business Day after receipt of any Receivables or other payments due under the Timeshare Loans in the Centralized Lockbox Account, the Servicer shall determine and segregate such Receivables and other payments from any monies or other items in the Centralized Lockbox Account that do not relate to Receivables or other payments made on the Timeshare Loans, and within one Business Day thereafter the Servicer shall remit such Receivables and other payments to the Collection Account. The Servicer is not required to remit any Miscellaneous Payments or Processing Charges, to the extent received, to the Collection Account.
(c)    If, notwithstanding such instructions as provided in Section 5.02(a) hereof, any such Receivables or other payments are delivered to the Seller, the Servicer or to any Affiliate thereof, the Servicer shall (or, as applicable, shall cause the Seller or such Affiliate to) deposit such Receivables or other payments into the Collection Account within two Business Days following the receipt.
(d)    All interest earned on funds received with respect to Timeshare Loans and any Processing Charges deposited in accounts of the Servicer or in the Centralized Lockbox Account prior to deposit to the Collection Account pursuant to Section 5.02(b) hereof shall be deemed to be additional compensation to the Servicer for the performance of its duties and obligations hereunder.

(e)    On the Closing Date, the Servicer shall deposit to the Collection Account all Receivables and other payments collected and received in respect of the Timeshare Loans (other than the amounts described in Section 5.02(d) hereof) after the Cut-Off Date.
(f)    Subject to Sections 5.02(b), (c), (d) and (g) hereof, within two Business Days of receipt, the Servicer shall segregate all Receivables and other payments in respect of the Timeshare Loans and shall remit such amounts to the Collection Account. In the event that Miscellaneous Payments or Processing Charges are erroneously deposited in the Collection Account, the Indenture Trustee shall pay such funds to the Servicer prior to any distributions under Section 3.04 hereof on the next Payment Date as instructed by the Servicer.
(g)    The Servicer shall net out Liquidation Expenses from any Liquidation Proceeds on Defaulted Timeshare Loans prior to deposit of the net Liquidation Proceeds into the Collection Account pursuant to Section 5.02(f) hereof. To the extent that the Servicer shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.02(f) hereof.
Section 5.03    Duties and Responsibilities of the Servicer.
(a) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:
(i)    perform standard accounting services and general record keeping services with respect to the Timeshare Loans;
(ii)    respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;
(iii)    keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;
(iv)    contact Obligors to effect collection and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means, including but not limited to (A) mailing of routine past due notices, (B) preparing and mailing collection letters, (C) contacting delinquent Obligors by telephone to encourage payment, and (D) mailing of reminder notices to delinquent Obligors;
(v)    report tax information to Obligors and taxing authorities to the extent required by law;
(vi)    take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to any of the Servicer’s accounts in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;
(vii)    remarket Timeshare Property;
(viii)    arrange for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans;
(ix)    dispose of Timeshare Property related to the Timeshare Loans whether following repossession, foreclosure or otherwise;
(x)    to the extent requested by the Indenture Trustee, use reasonable best efforts to enforce the repurchase obligation of the Seller under the Sale Agreement;
(xi)    not modify, waive or amend the terms of any Timeshare Loan; provided, however, the Servicer may modify, waive or amend a Timeshare Loan for which a default has occurred or is imminent and such modification, amendment or waiver does not (i) materially alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse affect on Noteholders, (iii) adversely affect the Timeshare Property underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided, further, the Servicer may grant an extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (A) such Timeshare Loan is in default or default on such Timeshare Loan is likely to occur in the foreseeable future, and (B) the value of such Timeshare Loan will be enhanced by such extension; provided, further, that the Servicer shall not (1) grant more than one extension per calendar year with respect to a Timeshare Loan or (2) grant an extension for more than one calendar month with respect to a Timeshare Loan in any calendar year;
(xii)    work with Obligors in connection with any transfer of ownership of a Timeshare Property by an Obligor to another Person, whereby the Servicer may consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property; provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in (xi) above;
(xiii)    [Reserved];
(xiv)    deliver such information and data to the Back-Up Servicer as is required pursuant to Section 5.16 hereof; and
(xv)    (A) use commercially reasonable best efforts to cause all the timeshare or fractional interest resorts operated by DRFS or its Affiliates to have property damage insurance coverage for the full replacement value thereof or, if not available on commercially reasonable terms, the maximum amount available on commercially reasonable terms, as determined in accordance with the Servicing Standard and (B) to the extent that there is any reduction in the policy limits of such coverage or the Servicer has determined, in accordance with the Servicing Standard, that such coverage is not available on commercially reasonable terms, provide written notice to the Issuer within five Business Days of such determination.
(b) For so long as an Affiliate of the Servicer controls the Resort, the Servicer shall use commercially reasonable best efforts to maintain our cause to maintain the Resort in good repair, working order and condition (ordinary wear and tear excepted).
(c) For so long as an Affiliate of the Servicer controls the Resort Association for the Resort, and an Affiliate of the Servicer is the manager, (i) if an amendment or modification to the related management contract and master marketing and sale contract materially and adversely affects the Noteholders, then it may only be amended or modified with the written consent of the Majority Noteholders and (ii) if an amendment or modification to the related management contract and master marketing and sale contract does not materially and adversely affect the Noteholders, the Servicer shall send a copy of such amendment or modification (i) to each Noteholder and (ii) to the Indenture Trustee as part of the Monthly Report to be delivered subsequent to the effective date of such amendment or modification.
(d)     In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through an Affiliate of the Servicer which materially adversely affects the Issuer’s interest in such Timeshare Loan, the Servicer shall, within the earlier to occur of ten Business Days after receiving notice of such attachment or the respective lienholders’ action to foreclose on such lien, either (i) cause such Lien to be released of record, (ii) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Indenture Trustee, in an amount and in form reasonably acceptable to the Indenture Trustee or (iii) provide the Indenture Trustee with such other security as the Indenture Trustee may reasonably require.
(e)     The Servicer shall: (i) promptly notify the Indenture Trustee and the Noteholders of (A) receiving notice of any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Trust Estate, or any material part thereof, and (B) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Trust Estate or the Servicer’s ability to service the same; (ii) at the request of Indenture Trustee with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (iii) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.

(f)    The Servicer shall not, and shall not permit any Person to, encumber, pledge or otherwise grant a Lien (other than in the normal course of business) or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the use of, and access to, the Reservation System.
(g) The Servicer shall (i) notify the Indenture Trustee and each Noteholder ten days prior to any material amendment or change to the Collection Policy and (ii) obtain the prior written consent of the Majority Noteholders for any material amendment or change to the Collection Policy; provided, that the Servicer may immediately implement any changes to the Collection Policy (and provide notice to the Indenture Trustee and each Noteholder subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of the Servicer; and provided, further, that the Servicer shall deliver a copy of any non-material amendments or changes to the Collection Policy to the Noteholders and the Indenture Trustee as part of the Monthly Report to be delivered subsequent to the effective date of such amendments or changes.
(h) In connection with the Servicer’s duties under (vii), (viii), (ix) and (xii) in subsection (a) above, the Servicer will, as soon as practical, undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer sells or markets other Timeshare Property it or its Affiliates owns. In addition, in connection with the Servicer’s duties under (vii), (viii), (ix) and (xii) of subsection (a) above, the Servicer agrees that it shall remarket and sell the Timeshare Property related to Timeshare Loans owned by the Issuer before it remarkets and sells Timeshare Property of the same type owned by the Servicer or any of the Servicer’s Affiliates (other than Affiliates engaged primarily in receivables securitizations).
(i) To the extent that any Timeshare Property related to a Defaulted Timeshare Loan is remarketed, the Servicer agrees that it shall require that any Liquidation Proceeds be in the form of cash only.
(j) The Servicer shall provide written notice to the Indenture Trustee and the Noteholders of any material modification, waiver or amendment of the terms of any Timeshare Loan effected pursuant to Section 5.03(a)(xi) hereof.
(k) The Servicer shall, on behalf of the Issuer, maintain the perfection and priority of the security interest Granted hereunder and, to the extent transfers under the Sale Agreement are characterized as a loan, the security interest Granted therein.
(l)    Notwithstanding any discretion provided in the Collection Policy, the initial Servicer hereby covenants that, with respect to a Timeshare Property underlying a Timeshare Loan that is 181 days past due or a Timeshare Loan that is less than 181 days past due but for which the Servicer has determined should be “charged-off”, it will forward the Timeshare Loan to outside legal counsel to commence foreclosure proceedings and it will re-market such Timeshare Property within 30 days following the completion of foreclosure date and deposit the proceeds therefrom into the Collection Account within such 30-day time period.

Section 5.04    Servicer Events of Default.
(a)    A “Servicer Event of Default” means the occurrence and continuance of any of the following events:
(i)    failure by the Servicer to make any required payment, transfer or deposit when due as required hereunder (i) and the continuance of such default for a period of two Business Days or (ii) more than two times;
(ii)    failure by the Servicer to provide any required report within five Business Days of when such report is required to be delivered hereunder or under any other Transaction Document;
(iii)    any failure by the Servicer to observe or perform in any material respect any covenant or agreement in this Indenture, in the Note Purchase Agreement or any other Transaction Document and such failure is not remedied within 30 days after the earlier of (i) the Servicer first acquiring knowledge thereof and (ii) the Indenture Trustee or any Noteholder giving written notice thereof to the Servicer; provided, however, that if such default or breach is in respect of a covenant that cannot be cured, there shall be no grace period whatsoever;
(iv)    any representation or warranty made by the Servicer in this Indenture, the Note Purchase Agreement or any other Transaction Document shall prove to be incorrect in any material and adverse respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory the Indenture Trustee (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Servicer first acquiring knowledge thereof, and (y) the Indenture Trustee or any Noteholder giving written notice thereof to the Servicer; provided, however, that if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever;
(v)    the entry by a court having competent jurisdiction in respect of the Servicer of (A) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days;
(vi)    the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or
(vii)    so long as 100% of Non-Conduit Purchasers and Conduit Liquidity Providers are Credit Suisse Entities or an Affiliate thereof, the Financial Covenants are not satisfied.
(b)    If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may, and upon notice from the Majority Noteholders shall, terminate, on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture.
(c)    If any Authorized Officer of the Servicer shall have knowledge of the occurrence of a default by the Servicer hereunder, the Servicer shall promptly notify the Indenture Trustee, the Back-Up Servicer, the Issuer and the Noteholders, and shall specify in such notice the action, if any, the Servicer is taking in respect of such default. Unless consented to by the Majority Noteholders, the Issuer may not waive any Servicer Event of Default.
(d)    If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee shall direct and the Servicer shall cause to be delivered, notices to the Obligors related to the Timeshare Loans, instructing such Obligors to remit payments in respect thereof to a lockbox account specified by the Indenture Trustee, such lockbox to be maintained as an Eligible Bank Account for the benefit of the Noteholders. The Indenture Trustee shall cause to be established a lockbox account in accordance with Section 3.01 hereof.
Section 5.05    Accountings; Statements and Reports.
(a)    Monthly Servicer Report. Not later than each Determination Date, the Servicer shall deliver to the Issuer, the Indenture Trustee and each Noteholder, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit E hereto. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Indenture Trustee or the Majority Noteholders in writing at least five Business Days prior to such Determination Date. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit F hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report. The Servicer agrees to consult and cooperate with the Majority Noteholders in the preparation of the Monthly Servicer Report.

(b)    Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Noteholders, an Officer’s Certificate on or before December 31 of each year commencing in 2013: (i) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Indenture during such period has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Indenture, and either (A) stating that based on such review no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof; and (ii) describing in reasonable detail to his/her knowledge any occurrence in respect of any Timeshare Loan which would be of adverse significance to a Person owning such Timeshare Loan.
(c)    Annual Accountants’ Reports. Within 120 days of the Servicer’s fiscal year end commencing with the end of the 2013 fiscal year, the Servicer shall:
(i)    cause a firm of independent public accountants or other diligence firm approved by the Majority Noteholders to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Indenture Trustee and the Noteholders), to the effect that such firm has performed certain procedures with respect to the Servicer’s servicing controls and procedures for the previous fiscal year and that, on the basis of such firms’ procedures, conducted substantially in compliance with standards established by the American Institute of Certified Public Accountants, nothing has come to the attention of such firm indicating that the Servicer has not complied with the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America (“USAP”), except for such significant exceptions or errors that, in the opinion of such firm, it is required to report;
(ii)    cause a firm of independent public accountants or other diligence firm approved by the Majority Noteholders to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Noteholders, to the effect that such firm has (A) read this Indenture, (B) has performed certain procedures, in accordance with USAP, with respect to the records and calculations set forth in the Monthly Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Timeshare Loans and the reporting requirements with respect thereto and (C) on the basis of such firm’s procedures, certifies that except for such exceptions as such firm shall believe immaterial and such other exceptions as shall be set forth in such statement, (1) the information set forth in such Monthly Servicer Reports was correct; and (2) the servicing and reporting requirements have been conducted in compliance with this Indenture; and
(iii)    cause a firm of independent public accountants or other diligence firm approved by the Majority Noteholders to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Noteholders, to the effect that such firm has, using a sample of Timeshare Loans, confirmed that (A) charge-offs have been made in accordance with the policies of the Servicer and in accordance with the Transaction Documents, (B) current outstanding Loan Balances are accurate, (C) remittances to the Trust Accounts are timely and accurate, (D) any automated clearing house debits have been made properly, and (E) the data from the Monthly Servicer Reports agree with data in the Servicer’s systems.
In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 5.05(c), the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.
(d)    Report on Proceedings and Servicer Event of Default. (i) Promptly upon the Servicer’s becoming aware of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and subsidiaries, as a whole, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice to the Issuer, the Indenture Trustee and the Noteholders describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.
(e)    Reports. The initial Servicer will cause to be delivered all reports required to be delivered by DRC under the Note Purchase Agreement.
Section 5.06    Records.
The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute property of the Trust Estate) at the address specified in Section 13.03 hereof or, upon 15 days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located, and shall give the Issuer and the Indenture Trustee or their authorized agents access to all such information at all reasonable times, upon 72 hours’ written notice.
Section 5.07    Fidelity Bond; Errors and Omissions Insurance.
The Servicer shall maintain or cause to be maintained a fidelity bond and errors and omissions insurance with respect to the Servicer in such form and amount as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors. Any such fidelity bond or errors and omissions insurance shall be maintained in a form and amount that would meet the requirements of prudent institutional loan servicers. No provision of this Section 5.07 requiring such fidelity bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and errors and omissions insurance policy which, by the terms of such fidelity bond and such errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer. Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond or such errors and omission insurance policy. Any such fidelity bond or such errors and omissions insurance policy shall not be canceled, modified in a materially adverse manner or reduced without ten days’ prior written notice to the Indenture Trustee.
Section 5.08    Merger or Consolidation of the Servicer.
(a)    The Servicer shall promptly provide written notice to the Indenture Trustee and the Noteholders of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this Indenture.
(b)    Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, (iii) delivers to the Indenture Trustee (A) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Noteholders, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and (B) an Opinion of Counsel as to the enforceability of such agreement, and (iv) provides written notice to the Noteholders of such merger, conversion or consolidation.
Section 5.09    Sub-Servicing.
(a)    The Servicer may enter into one or more subservicing agreements with a subservicer provided that any such subservicing agreement is approved by the Majority Noteholders. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. Any subservicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture. The Servicer shall be solely responsible for any subservicing fees.

(b)    Notwithstanding any subservicing agreement, the Servicer (and the Successor Servicer if it is acting as such pursuant to Section 5.16 hereof) shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture without diminution of such obligation or liability by virtue of such subservicing agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.
Section 5.10    Servicer Resignation.
The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (i) it determines that by reason of a change in legal or regulatory requirements the performance of its duties under this Indenture would cause it to be in violation of such requirements, (ii) the Successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder, and (iii) the Indenture Trustee shall have received the consent of the Majority Noteholders. Upon such resignation, the Servicer shall comply with Section 5.16(f) hereof.
Section 5.11    Fees and Expenses.
As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Section 3.04 hereof, the Servicing Fee and as additional compensation, the amounts described in Section 5.02(b) hereof. Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.
Section 5.12    Access to Certain Documentation.
Upon five Business Days’ prior written notice (or without prior written notice following an Event of Default or a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee, the Back-Up Servicer or any Noteholder of at least 25% of the then Outstanding Note Balance and, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer or such Noteholder and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit the Issuer, the Indenture Trustee, the Back-Up Servicer or any Noteholder or their agents or representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Nothing in this Section 5.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.

Section 5.13    No Offset.
Prior to the termination of this Indenture, the obligations of the Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee, any Noteholder or Purchaser, whether in respect of this Indenture, any Timeshare Loan or otherwise.
Section 5.14    Cooperation.
The Indenture Trustee agrees to cooperate with the Servicer in connection with the Servicer’s preparation of the Monthly Servicer Report, including without limitation, providing account balances of Trust Accounts and notification of the Events of Default or Rapid Amortization Period and other information of which the Indenture Trustee has knowledge which may affect the Monthly Servicer Report.
Section 5.15    Indemnification; Third Party Claim.
The Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Custodian, the Back-Up Servicer, the Owner Trustee, the Noteholders and the Purchasers from and against any and all actual damages (excluding economic losses related to the collectability of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture. The Servicer shall immediately notify the Issuer, the Owner Trustee, the Noteholders and the Indenture Trustee if it has knowledge or should have knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, assume, with the consent of the Indenture Trustee, the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.
Section 5.16    Back-Up Servicer and Successor Servicer.
(a)    Subject to the terms and conditions herein, the Issuer hereby appoints Wells Fargo Bank, National Association as the initial Back-Up Servicer hereunder. The Back-Up Servicer shall perform all of its duties hereunder in accordance with applicable law, the terms of this Indenture, the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by the Back-Up Servicer with respect to comparable assets that the Back-Up Servicer services for itself or other Persons. The Back-Up Servicer shall be compensated for its services hereunder by the Back-Up Servicing Fee.

(b)    Not later than the fourth Business Day preceding a Payment Date (unless otherwise requested more frequently by the Indenture Trustee), the Servicer shall prepare and deliver to the Back-Up Servicer: (i) a copy of the Monthly Servicer Report and all other reports and notices, if any, delivered to the Issuer and the Indenture Trustee (collectively, the “Monthly Reports”); (ii) a computer file or files stored on compact disc, magnetic tape or provided electronically, prepared in accordance with the record layout for data conversion attached hereto as Exhibit C and made a part hereof (the “Tape(s)”); and (iii) a computer file or files stored on compact disc, magnetic tape or provided electronically containing cumulative payment history for the Timeshare Loans, including servicing collection notes (the “Collection Reports”). The Tape(s) shall contain (y) all information with respect to the Timeshare Loans as of the close of business on the last day of the Due Period necessary to store the appropriate data in the Back-Up Servicer’s system from which the Back-Up Servicer will be capable of preparing a daily trial balance relating to the data and (z) an initial trial balance showing balances of the Timeshare Loans as of the last business day corresponding to the date of the Tape(s) (the “Initial Trial Balance”). The Back-Up Servicer shall have no obligations as to the Collection Reports other than to insure that they are able to be opened and read (which it shall determine promptly upon receipt). The Servicer shall give prompt written notice to the Indenture Trustee, the Back-Up Servicer and the Noteholders of any modifications in the Servicer’s servicing systems.
(c)    The Back-Up Servicer shall use the Tape(s) and Initial Trial Balance to ensure that the Monthly Reports are complete on their face and the following items in such Monthly Reports have been accurately calculated, if applicable, and reported: (i) the Aggregate Loan Balance, (ii) the Aggregate Outstanding Note Balance, (iii) the payments to be made pursuant to Section 3.04 hereof, (iv) the Default Level and (v) the Delinquency Level. The Back-Up Servicer shall give written notice on or prior to the Business Day immediately preceding the related Payment Date to the Indenture Trustee of any discrepancies discovered pursuant to its review of the items required by this Section 5.16(c) or if any of the items in Section 5.16(b) cannot be open and read.
(d)    Other than the duties specifically set forth in this Indenture and those additional standard reports or services the Servicer or the Indenture Trustee may request of the Back-Up Servicer from time to time, the Back-Up Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Back-Up Servicer shall have no liability for any action taken or omitted to be taken by the Servicer.
(e)    From and after the receipt by the Servicer of a written termination notice pursuant to Section 5.04 hereof or the resignation of the Servicer pursuant to Section 5.10 hereof, and upon written notice thereof to the Back-Up Servicer from the Indenture Trustee, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall pass to and be vested in the Back-Up Servicer, as the Successor Servicer, on the Assumption Date (as defined in Section 5.16(f) hereof).
(f)    The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Successor Servicer in such transfer of the Servicer’s duties and obligations pursuant to Section 5.16(e) hereof. The Servicer agrees that it shall promptly (and in any event no later than five Business Days subsequent to its receipt of the notice of termination) provide the

Successor Servicer (with costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Successor Servicer to assume the Servicer’s duties and obligations hereunder, and shall cooperate with the Successor Servicer in effecting the assumption by the Successor Servicer of the Servicer’s obligations hereunder, including, without limitation, the transfer within two Business Days to the Successor Servicer for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination). If the Servicer fails to undertake such action as is reasonably necessary to effectuate such transfer of its duties and obligations, the Indenture Trustee, or the Successor Servicer if so directed by the Indenture Trustee, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. Promptly after receipt by the Successor Servicer of such documents and records, the Successor Servicer will commence the performance of such servicing duties and obligations as successor Servicer in accordance with the terms and conditions of this Indenture (such date, the “Assumption Date”), and from and after the Assumption Date the Successor Servicer shall receive the Servicing Fee and agrees to and shall be bound by all of the provisions of this Article V and any other provisions of this Indenture relating to the duties and obligations of the Servicer, except as otherwise specifically provided herein.
(i)    Notwithstanding anything contained in this Indenture to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, the Successor Servicer, with the prior consent of the Indenture Trustee (acting at the direction of the Majority Noteholders), shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and shall be entitled to recover its costs thereby.
(ii)    The Successor Servicer shall have: (A) no liability with respect to any obligation which was required to be performed by the terminated or resigned Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated or resigned Servicer, (B) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (C) no obligation to pay any taxes required to be paid by the Servicer, (D) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (E) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.
(g)    In the event that Wells Fargo Bank, National Association as the initial Back-Up Servicer is terminated for any reason, or fails or is unable to act as Back-Up Servicer and/or as Successor Servicer, the Indenture Trustee may enter into a back-up servicing agreement with a back-up servicer, and may appoint a successor servicer to act under this Indenture, in either event on such terms and conditions as are provided herein as to the Back-Up Servicer or the Successor Servicer, as applicable, or on such other terms and conditions as may be reasonably acceptable to the Majority Noteholders.
Section 5.17    Limitation on Liability.
It is expressly understood and agreed by the parties hereto that DRFS is executing this Indenture solely as Servicer and DRFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer.
Section 5.18    Recordation.
The Servicer agrees to cause all evidences of recordation and assignment of the original Mortgage to be delivered to the Custodian to be held as part of the Timeshare Loan Files. Upon the direction of the Issuer, the Servicer or the Indenture Trustee, the Indenture Trustee shall cause either the Custodian or a third party appointed by the Indenture Trustee to complete the Assignments of Mortgage and (at the Servicer’s expense) record such Assignments of Mortgage in all appropriate jurisdictions.
ARTICLE VI

EVENTS OF DEFAULT; REMEDIES
Section 6.01    Events of Default.
“Event of Default” wherever used herein with respect to Notes, means any one of the following:
(a)    default in the payment of the Senior Interest Distribution Amount within three Business Days after the same becomes due and payable (determined irrespective of Available Funds);
(b)    a failure to reduce the Outstanding Note Balance to zero and pay all accrued and unpaid Senior Interest Distribution Amounts and Subordinate Interest Distribution Amounts at the Stated Maturity;
(c)    a default in the performance of, or the breach of any covenant of a Diamond Resorts Entity in this Indenture or other Transaction Document (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this Section 6.01), and the continuance of such default or breach for a period of 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Indenture Trustee (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) such Diamond Resorts Entity first acquiring knowledge thereof, and (y) the Indenture Trustee’s or any Noteholders’ giving written notice thereof to the Issuer; provided, however, that if such default or breach is in respect of a breach that cannot be cured, there shall be no grace period whatsoever; provided, further, that there shall be no grace period for (i) if such default or breach is in respect of the Issuer’s additional covenants contained in Section 8.06(a)(i) or (ii), or (ii) the Servicer’s breach of the covenants set forth in Section 5.03(l) of this Indenture;
(d)    if any representation or warranty of a Diamond Resorts Entity made in this Indenture or other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the defaulting party shall have provided evidence satisfactory the Indenture Trustee (1) that such representation or warranty cannot be cured in the 30-day period, (2) that such representation or warranty can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) such Diamond Resorts Entity first acquiring knowledge thereof, and (y) the Indenture Trustee’s or any Noteholders’ giving written notice thereof to the Issuer; provided, however, if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever;
(e)    the entry by a court having jurisdiction over a Diamond Resorts Entity of (i) a decree or order for relief in respect of such Diamond Resorts Entity in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Diamond Resorts Entity as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such Diamond Resorts Entity under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Diamond Resorts Entity, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days;
(f)    the commencement by a Diamond Resorts Entity of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of such Diamond Resorts Entity in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Diamond Resorts Entity or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Diamond Resorts Entity’s failure to pay its debts generally as they become due, or the taking of corporate action by such Diamond Resorts Entity in furtherance of any such action;
(g)    any failure by the Seller (or the Performance Guarantors as required under the Seller Undertaking Agreement) to cure or repurchase a Defective Timeshare Loan as required under the Sale Agreement;
(h)    the Issuer becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended;
(i)    the impairment of the validity of any security interest of the Indenture Trustee in the Trust Estate in any material respect, except as expressly permitted hereunder, or the creation of any material encumbrance on all or any portion of the Trust Estate not otherwise permitted which is not stayed or released within 10 days of the Issuer having knowledge of its creation;
(j)    a Change of Control shall have occurred;
(k)    the Servicer has been terminated following a Servicer Event of Default and a successor Servicer has not been appointed or such appointment has not been accepted within 20 days of the date of termination specified in the termination notice;
(l)    any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto or a proceeding shall be commenced by any party seeking to establish the invalidity or unenforceability thereof or, any party shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;
(m)     one or more judgments shall be rendered against a Diamond Resorts Entity or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of such Diamond Resorts Entity to enforce any such judgment and such judgment either (A) is for the payment of money in an aggregate amount in excess of $15,000,000 (excluding amounts (1) covered by insurance from a credit worthy insurance carrier that is not an Affiliate of Holdings and has been advised of the claim and has not disclaimed coverage or (2) covered by an indemnity agreement with a credit worthy indemnitor that is, and upon terms that are, reasonably acceptable to the Majority Noteholders at their sole discretion, and to the extent such indemnitor has been advised of the claim and has not disclaimed that such claim is indemnifiable) or (B) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect; provided, however, that the FLRX Judgment shall not constitute an Event of Default under this Section 6.01(m) so long as the facts and the circumstances regarding the FLRX Judgment and the parties involved in the FLRX Judgment have not changed since the Closing Date in a manner that could be reasonably determined to have a material adverse effect on the Issuer, the Noteholders, the Purchasers and the Managing Agents.

(n)    an ERISA Event shall have occurred that, in the opinion of the Majority Noteholders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Holdings, Polo Holdings, DRC and their ERISA Affiliates in an aggregate amount exceeding $5,000,000;
(o)    an event or development occurs which has or is reasonably likely to have a Material Adverse Effect and Majority Noteholders have given notice to the Issuer; or
(p)    so long as 100% of Non-Conduit Purchasers and Conduit Liquidity Providers are Credit Suisse Entities or an Affiliate thereof, there occurs an “Event of Default” or a “Servicer Event of Default” under the 2008 Warehouse Facility, as defined thereunder; or
(q)    so long as 100% of Non-Conduit Purchasers and Conduit Liquidity Providers are Credit Suisse Entities or an Affiliate thereof, there occurs an event under any future credit agreement similar in nature to the High Yield Facility that is an “Event of Default” as defined thereunder, or, if such term is not defined thereunder, an event as defined using a term similar to “Event of Default”.
Section 6.02    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default of the kind specified in Section 6.01(e) or Section 6.01(f) hereof occurs, the Notes shall automatically become due and payable at the Outstanding Note Balance together with all accrued and unpaid interest thereon. If an Event of Default (other than an Event of Default of the kind described in the preceding sentence) is related to the failure to pay interest or principal in respect of the Notes, the Indenture Trustee shall, upon notice from Holders (other than DRC or an affiliate thereof) representing at least 66-2/3% of the then Outstanding Note Balance, declare the Notes to be immediately due and payable at the Outstanding Note Balance together with all accrued and unpaid interest thereon. If an Event of Default (other than an Event of Default described in the preceding two sentences) shall occur and is continuing, the Indenture Trustee shall, upon notice from Holders representing at least 66-2/3% of the then Outstanding Note Balance, declare the Notes to be immediately due and payable at the Outstanding Note Balance together with all accrued and unpaid interest thereon. Upon any such declaration or automatic acceleration, the Outstanding Note Balance together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to each Noteholder.
(b)    At any time after such a declaration of acceleration has been made, or after such acceleration has automatically become effective and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders (other than DRC or an Affiliate thereof) representing at least 66-2/3% of the then Outstanding Note Balance by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)    The amounts on deposit in the Trust Accounts and other funds from collections with respect to the Timeshare Loans in the possession of the Servicer but not yet deposited in the Trust Accounts, is a sum sufficient to pay:
(A)    all principal due on the Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the Note Rate,
(B)    all interest due with respect to the Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the Note Rate, and
(C)    all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee and the Servicer, its agents and counsel;
and
(ii)    all Events of Default with respect to the Notes, other than the non‑payment of the then Outstanding Note Balance which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
(c)    An automatic acceleration of the Notes may be rescinded by the Majority Noteholders.
Section 6.03    Remedies.
(a)    If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall immediately give notice to each Noteholder as set forth in Section 7.02 hereof and shall solicit such Noteholders for advice. The Indenture Trustee shall then take such action as so directed by the Holders representing at least 66-2/3% of the then Outstanding Note Balance subject to the provisions of this Indenture.
(b)    Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to subsection (d) below. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.
(c)    If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the Outstanding Note Balance and interest remaining unpaid with respect to the Notes.
(d) If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion, and at the instruction of the Holders representing at least 66-2/3% of the then Outstanding Note Balance, shall proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Servicer and the Noteholders of any such action.
(e) If (i) the Indenture Trustee shall have received instructions within 45 days from the date notice pursuant to Section 6.03(a) hereof is first given from Holders representing at least 66-2/3% of the then Outstanding Note Balance to the effect that such Persons approve of or request the liquidation of the Timeshare Loans or (ii) upon an Event of Default set forth in Section 6.01(e) or (f) hereof, the Indenture Trustee shall to the extent lawful, promptly sell, dispose of or otherwise liquidate the Timeshare Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids; provided, however, that, upon an Event of Default set forth in Section 6.01(e) or (f) hereof, the Majority Noteholders may notify the Indenture Trustee that such liquidation shall not occur. The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.
Section 6.04    Indenture Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, or the property of the Issuer, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;
(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
(iii)    to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.06 hereof.
(b)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or Purchaser any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
Section 6.05    Indenture Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and pursuant to the priorities contemplated by Section 3.04 hereof.
Section 6.06    Application of Money Collected.
If the Notes have been declared, have automatically become or otherwise become due and payable following an Event of Default (an “Acceleration Event”) and such Acceleration Event has not been rescinded or annulled, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including without limitation the amounts on deposit in the Reserve Account, shall be applied in the following order on each Payment Date:

(i)
to the Indenture Trustee and the Custodian, ratably based on their respective entitlements, any unpaid Indenture Trustee Fees, Indenture Trustee Expenses, Custodial Fees or Custodial Expenses incurred and charged as of such date;

(ii)	to the Back-Up Servicer, any unpaid Back-Up Servicing Fees and Transition Expenses;

(iii)	to the Owner Trustee, any unpaid Owner Trustee Fees and Owner Trustee Expenses;

(iv)	to the Administrator, any unpaid Administrator Fees;

(v)
to the Servicer, any unpaid Servicing Fees; provided, however, that immediately after receipt of such Servicing Fees, the Servicer shall remit the Issuer’s portion of any then due and owing Lockbox Bank Fees to each Lockbox Bank;

(vi)	to the Noteholders, the Senior Interest Distribution Amount;

(vii)	to the Noteholders, all remaining amounts until the Outstanding Note Balance is reduced to zero; and

(viii)	to the Noteholders, the Subordinate Interest Distribution Amount;

(ix)	to the Noteholders, any other amounts due and unpaid under the Note Purchase Agreement or under any Transaction Document; and

(x)	to the Owner or any subsequent owners of the beneficial interests in the Issuer, any remaining amounts.
Section 6.07    Limitation on Suits.
No Noteholder, solely by virtue of its status as Noteholder, shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless an Event of Default shall have occurred and is continuing and the Holders of Notes evidencing not less than 25% of the then Outstanding Note Balance shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Indenture Trustee during such 60-day period by such Noteholders; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 6.07, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 6.08    Unconditional Right of Noteholders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Holder and each Purchaser of any Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note as such payments of principal and interest become due, including on the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder or Purchaser.
Section 6.09    Restoration of Rights and Remedies.
If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.
Section 6.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.05(f) hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11    Delay or Omission Not Waiver.
No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 6.12    Control by Noteholders.
Except as may otherwise be provided in this Indenture, until such time as the conditions specified in Sections 11.01(a)(i) and (ii) hereof have been satisfied in full, the Holders representing at least 66‑2/3% of the then Outstanding Note Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Notes. Notwithstanding the foregoing:
(i)    no such direction shall be in conflict with any rule of law or with this Indenture;

(ii)    the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and
(iii)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to each Noteholder.
Section 6.13    Waiver of Events of Default.
(a)    The Holders representing at least 66‑2/3% of the then Outstanding Note Balance may, by one or more instruments in writing, waive any Event of Default on behalf of all Noteholders hereunder and its consequences, except a continuing Event of Default:
(i)    in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or
(ii)    in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected (which only may be waived by the Holders of all Outstanding Notes affected).
(b)    A copy of each waiver pursuant to Section 6.13(a) hereof shall be furnished by the Issuer to the Indenture Trustee and each Noteholder. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
Section 6.14    Undertaking for Costs.
All parties to this Indenture agree (and each Holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, the Majority Noteholders, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity as applicable.
Section 6.15    Waiver of Stay or Extension Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 6.16    Sale of Trust Estate.
(a)    The power to effect any sale of any portion of the Trust Estate pursuant to Section 6.03 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate so allocated shall have been sold or all amounts payable on the Notes shall have been paid. The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.
(b)    To the extent permitted by applicable law, the Indenture Trustee shall not sell to a third party the Trust Estate, or any portion thereof except as permitted under Section 6.03(e) hereof.
(c)    In connection with a sale of all or any portion of the Trust Estate:
(i)    any one or more Noteholders, Purchasers or the Owner may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment; provided, however, that the Owner may irrevocably waive its option to bid for and purchase the property offered for sale by delivering a waiver letter to the Indenture Trustee;
(ii)    the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Issuer’s interest without representation or warranty and without recourse in any portion of the Trust Estate in connection with a sale thereof;
(iii)    the Indenture Trustee is hereby irrevocably appointed the agent and attorney‑in‑fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;
(iv)    no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and
(v)    The method, manner, time, place and terms of any sale of all or any portion of the Trust Estate shall be commercially reasonable.

Section 6.17    Action on Notes.
The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any other Transaction Document. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with the provisions of this Indenture.
Section 6.18    Performance and Enforcement of Certain Obligations.
Promptly following a request from the Indenture Trustee acting at the written direction of the Majority Noteholders, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Diamond Resorts Parties of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement or any other Transaction Document to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of a Diamond Resorts Party thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Diamond Resorts Parties of each of their obligations under the Sale Agreement and the other Transaction Documents.
ARTICLE VII

THE INDENTURE TRUSTEE
Section 7.01    Certain Duties.  (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee (including, without limitation, the duties referred to in Section 5.04 hereof during the continuance of a Servicer Event of Default, or a Servicer Event of Default resulting in the appointment of the Back-Up Servicer as Successor Servicer pursuant to Section 5.16 hereof).
(b)    In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, provided however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.
(c)    In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Back-Up Servicer as Successor Servicer) has occurred and is continuing, the

Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.02 hereof.
(d)    The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(e)    No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this Section 7.01(e) shall not be construed to limit the effect of Section 7.01(a) and (b) hereof;
(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and
(iii)    the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Section 6.02(a) hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.
(f)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.01.
(g)    The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans.
(h)    Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02    Notice of Events of Default and Rapid Amortization Period.
The Indenture Trustee shall promptly (but in any event within three Business Days) notify the Issuer, the Servicer and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or a Servicer Event of Default, or would trigger a Rapid Amortization Period or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both, provided, further, that this Section 7.02 shall not limit the obligations of the Indenture Trustee to provide notices expressly required by this Indenture.
Section 7.03    Certain Matters Affecting the Indenture Trustee. Subject to the provisions of Section 7.01 hereof:
(a)    The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;
(c)    Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;
(d)    The Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;
(e)    Prior to the occurrence of an Event of Default or a Servicer Event of Default, so long as a Rapid Amortization Period does not exist, or after the curing of all Events of Default or Servicer Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

(f)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Indenture Trustee) and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and
(g)    Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 7.04    Indenture Trustee Not Liable for Notes or Timeshare Loans. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans to the Trust Estate.
(ab    The Indenture Trustee shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Trust Estate or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Issuer or the Servicer with any covenant or the breach by the Servicer or the Issuer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Issuer, the Servicer or any Obligor; or any action of the Servicer or the Servicer taken in the name of the Indenture Trustee.
(c)    If the Back-Up Servicer acts as Successor Servicer hereunder, it shall be entitled to the protections of Section 7.04(b) hereof.
Section 7.05    Indenture Trustee May Own Notes.
The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee.
Section 7.06    Indenture Trustee’s Fees and Expenses.
On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of Indenture Trustee Expenses in the priority provided in Section 3.04 hereof.

Section 7.07    Eligibility Requirements for Indenture Trustee.
The Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, national banking association or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “BBB” from S&P and (e) shall be acceptable to the Majority Noteholders. If such institution publishes reports of condition at least annually, pursuant to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.07, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.08 hereof.
Section 7.08    Resignation or Removal of Indenture Trustee. The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer, the Issuer and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Majority Noteholders within 30 days of such notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the successor Indenture Trustee and the predecessor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(b)    If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.07 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer or Majority Noteholders may direct, and the Servicer shall follow such direction and remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Majority Noteholders, within 30 days after prior written notice, by written instrument, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Noteholders, the successor Indenture Trustee and the predecessor Indenture Trustee.
(c)    Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.08 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.09 hereof.

Section 7.09    Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 7.08 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.
(b)    In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust Estate hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.
Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c)    No successor Indenture Trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.07 hereof.
(d)    Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.09, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.
Section 7.10    Merger or Consolidation of Indenture Trustee.
Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.07 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Section 7.11    Appointment of Co-Indenture Trustee or Separate Indenture Trustee. At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Majority Noteholders, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer (as an Indenture Trustee Expense) and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture. The Indenture Trustee shall promptly send a notice of any such appointment to each Noteholder.
(b)    The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case, if any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.
(c)    All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.
(d)    Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.
(e)    Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.
(f)    Upon either the appointment of a separate trustee or co-trustee, or the removal of a separate trustee or co-trustee, the Indenture Trustee shall give prompt notice of such action by written instrument to each of the Issuer, the Servicer and the Noteholders.
(g)    Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

Section 7.12    Note Registrar Rights.
So long as the Indenture Trustee is the Note Registrar, the Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in this Article VII to the same extent and as fully as though named in place of the Indenture Trustee.
Section 7.13    Authorization.
The Indenture Trustee is hereby authorized to enter into and perform each of the Transaction Documents.
ARTICLE VIII

COVENANTS
Section 8.01    Payment of Principal and Interest.
The Issuer will cause the due and punctual payment of the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.
Section 8.02    Maintenance of Office or Agency; Chief Executive Office.
The Issuer will maintain an office or agency in the State of Delaware at the Corporate Trust Office of the Owner Trustee, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.
Section 8.03    Money for Payments to Noteholders to be Held in Trust.
(a)    All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Section 3.04 or Section 6.06 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 8.03, in Section 3.04 hereof or Section 6.06 hereof.
(b)    In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.
(c)    Except as required by applicable law, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for three years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.
Section 8.04    Existence; Merger; Consolidation, etc.
(a)    The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign statutory trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.
(b)    The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, (iii) all requisite and appropriate formalities (including without limitation all appropriate authorizations required by the Trust Agreement) in the management of its business and affairs and the conduct of the transactions contemplated hereby, and (iv) the provisions of the Trust Agreement.
(c)    The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.
(d) The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 8.04(d) if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.
Section 8.05    Protection of Trust Estate; Further Assurances.
The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:
(i)    Grant more effectively the assets comprising all or any portion of the Trust Estate;
(ii)    maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;
(iii)    publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Trust Estate; provided, that the Issuer shall not be required to cause the recordation of the Indenture

Trustee’s name as lienholder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;
(iv)    enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Issuer will not cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Timeshare Property not in compliance with applicable environmental statutes); and
(v)    preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.
The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys‑in‑fact to execute any financing statement or continuation statement or assignment of Mortgage required pursuant to this Section 8.05; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 8.05 shall arise only if a Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Issuer to comply with the provisions of this Section 8.05. Such financing statements may describe the Trust Estate in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as any of them may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Trust Estate granted to the Indenture Trustee herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”
Section 8.06    Additional Covenants.
(a)    The Issuer will not:
(i)    sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;
(ii)    claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate (other than amounts properly withheld from payments made to Noteholders in accordance with applicable law);

(iii)    (A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof other than the lien of this Indenture, or (C) except as otherwise contemplated in this Indenture, permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or
(iv)    take any other action or fail to take any actions which may cause the Issuer to be taxable as (A) an association taxable as a corporation pursuant to Section 7701 of the Code, (B) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code or (C) a taxable mortgage pool taxable as a corporation pursuant to Section 7701(i) of the Code.
(b)    Notice of Events of Default and Rapid Amortization Period. Immediately, but in no event more than one Business Day upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default or a Servicer Event of Default or triggers a Rapid Amortization Period, the Issuer shall deliver to the Indenture Trustee a written notice describing its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.
(c)    Report on Proceedings. Promptly upon the Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer, the Issuer shall deliver to the Indenture Trustee and the Noteholders a written notice specifying the nature of such investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits.
Section 8.07    Taxes. The Issuer shall pay, as an Administrator Expense in accordance with Section 3.04, all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

ARTICLE IX

SUPPLEMENTAL INDENTURES
Section 9.01    [Reserved].
Section 9.02    Supplemental Indentures.
(a)    With the consent of the Majority Noteholders and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, by an Issuer Order, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:
(b)    change the Stated Maturity of any Note or the amount of principal payments or interest payments due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Senior Note Rate or Subordinate Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof;
(ii)    reduce the required percentage of the Outstanding Note Balance that must be represented by voting on whether to enter into any supplemental indenture or to waive of compliance with certain provisions of this Indenture or Events of Default and their consequences;
(iii)    modify any of the provisions of this Section 9.02 or Section 6.13 hereof except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby;
(iv)    modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or
(v)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the lien of this Indenture;
provided, no such supplemental indenture may modify or change any terms whatsoever of the Indenture that could be construed as increasing the Issuer’s or the Servicer’s discretion hereunder; provided, further, that no supplemental indenture may modify or change any terms of this Indenture in a manner that would materially and adversely affect the interests of the Owner Trustee without the prior consent of the Owner Trustee.
(b)    The Indenture Trustee shall promptly deliver to each Noteholder a copy of any supplemental indenture entered into pursuant to Section 9.02(a) hereof.
Section 9.03    Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture (a) pursuant to Section 9.01 hereof or (b) pursuant to Section 9.02 hereof without the consent of each holder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01 hereof) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.
Section 9.04    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 9.05    Reference in Notes to Supplemental Indentures.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X

[RESERVED]
ARTICLE XI

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge of Indenture.
(a)    This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture

Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(i)    either:
(A)    all Notes theretofore authenticated and delivered to Noteholders (other than (1) Notes which have been destroyed, lost or stolen and which have been paid as provided in Section 2.05 hereof and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.03(c) hereof) have been delivered to the Indenture Trustee for cancellation upon payment and discharge of the entire indebtedness on such Notes; or
(B)    the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof upon the delivery of such Notes to the Indenture Trustee for cancellation.
(ii)    the Issuer and the Servicer have paid or caused to be paid all other sums payable hereunder by the Issuer and the Servicer to the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee, including proceeds of the Timeshare Loans pursuant to Sections 3.04 or 6.06 hereof;
(iii)    the funds held in trust by the Indenture Trustee pursuant to Sections 11.01(a)(i) and (ii) hereof for the purpose of paying and discharging the entire indebtedness on the Notes have been applied to such purpose and the rights of all of the Noteholders to receive payments from the Issuer have terminated;
(iv)    following the completion of the actions provided in Sections 11.01(a)(i), (ii) and (iii) hereof, the Indenture Trustee has delivered to the Issuer all cash, securities and other property held by it as part of the Trust Estate; and
(v)    the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.06 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.01(a)(i) hereof, the obligations of the Indenture Trustee under Section 11.02 hereof and Section 8.03(c) hereof shall survive.

Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.03(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 11.01 and 8.03 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.
Section 11.03    Trust Termination Date.
The Trust Estate created by this Indenture shall be deemed to have terminated on the date that the Indenture Trustee executes and delivers to the Issuer and the Owner Trustee an instrument acknowledging satisfaction and discharge of the Indenture.
ARTICLE XII

REPRESENTATIONS AND WARRANTIES
Section 12.01    Representations and Warranties of the Issuer.
The Issuer represents and warrants to the Indenture Trustee, the Servicer, the Back-Up Servicer and the Noteholders, as of the Closing Date, as follows:
(a)    Organization and Good Standing. The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the Transaction Documents and to perform the transactions contemplated hereby and thereby.
(b)    Binding Obligation. This Indenture and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.
(c)    No Consents Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained.
(d)    No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of trust, the trust agreement of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture).
(e)    No Proceedings. There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the other Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of this Indenture or any of the other Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Indenture or any of the other Transaction Documents.
(f)    Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the other Transaction Documents.
(g)    Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized and when duly and validly executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to and paid for by each Holder as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.
(h)    Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Issuer, and the office where the Issuer maintains all of its records is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135.
(i)    Enforceability of Transaction Documents. Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligations of the Issuer, enforceable against it in accordance with its terms.
(j)    Name. The legal name of the Issuer is as set forth on the signature page of this Indenture and the Issuer does not have any trade names, fictitious names, assumed names or “doing business as” names.
(k)    Accuracy of Information. The representations and warranties of the Issuer in the Transaction Documents are true and correct in all material respects as of the Closing Date.
(l)    Special Purpose. The Issuer shall engage in no business, and take no actions, with respect to any other transaction than the transactions contemplated by the Transaction

Documents and will otherwise maintain its existence separate from the Seller and all other entities as provided in its organizational documents.
(m)    Securities Laws. The Issuer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(n)    Eligible Timeshare Loans. Each Timeshare Loan is an Eligible Timeshare Loan. The Initial Overcollateralization Percentage is at least 15.00%.
(o)    Representations and Warranties Regarding Security Interest and Loan Files.
(i)    Payment of principal and interest on the Notes in accordance with their terms and the performance by the Issuer of all its obligations under this Indenture are secured by the Trust Estate. The Grant contained in the “Granting Clause” of this Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Estate in favor of the Indenture Trustee, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Issuer, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(ii)    The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.
(iii)    The Issuer owns and has good and marketable title to the Trust Estate free and clear of any Lien, claim or encumbrance of any Person.
(iv)    The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate granted to the Indenture Trustee hereunder.
(v)    All original executed copies of each Obligor Note that constitute or evidence the Trust Estate have been delivered to the Custodian and the Issuer has received a Trust Receipt therefor, which acknowledges that the Custodian is holding the Obligor Notes that constitute or evidence the Trust Estate solely on behalf and for the benefit of the Indenture Trustee.
(vi)    Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Trust Estate other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(vii)    All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Trust Estate contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
(viii)    None of the Obligor Notes that constitute or evidence the Trust Estate has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.
The foregoing representations and warranties in Section 12.01(o)(i) – (viii) shall remain in full force and effect and shall not be waived or amended until the Notes are paid in full or otherwise released or discharged.
(p)    Representations and Warranties Regarding Foreign Account Tax Compliance Act.
(i)        to the best of the Issuer’s knowledge, the Indenture Trustee is not obligated in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”);
(ii)    the Issuer will require the Noteholders to collect and provide the Noteholder FATCA Information to the Issuer. The Issuer will provide the Noteholder FATCA Information to the Indenture Trustee upon request; and

(iii)    to the extent the Issuer determines that FATCA Withholding Tax is applicable, it will promptly notify the Indenture Trustee of such fact. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Indenture Trustee with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each holder of a Note will be deemed to understand that the Indenture Trustee has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements.

Section 12.02 Representations and Warranties of the Initial Servicer.

The initial Servicer hereby represents and warrants as of the Closing Date, the following:
(a)    Organization and Authority. The Servicer:
(i)    is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(ii)    has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and
(iii)    has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary.
(b)    Place of Business.  The address of the principal place of business and chief executive office of the Servicer is 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 and there have been no other such locations during the immediately preceding four months.
(c)    Compliance with Other Instruments, etc.  The Servicer is not in violation of any term of its certificate of incorporation and bylaws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.
(d)    Compliance with Law.  The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The policies and procedures set forth in the Collection Policy on the Closing Date are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.
(e)    Pending Litigation or Other Proceedings. There is no pending or, to the best of the Servicer’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f)    Taxes. The Servicer has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes that have become due and payable, other than those which the Servicer is contesting in good faith and has set aside adequate resources in accordance with generally accepted accounting principles for the payment thereof.
(g)    Transactions in Ordinary Course. The transactions contemplated by this Indenture are in the ordinary course of business of the Servicer.
(h)    Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Proceedings.  The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.
(j)    Defaults. The Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which default would have a material adverse effect on the transactions contemplated hereunder; and to the Servicer’s knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
(k)    Insolvency. The Servicer is solvent. Prior to the date hereof, the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.
(l)    No Consents.  No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.
(m)    Name. The legal name of the Servicer is as set forth in the signature page of this Indenture and the Servicer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(n)    Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Servicer as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Indenture, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
(o)    Collection Policy. The Collection Policy attached hereto as Exhibit D represents the policies of the Servicer and, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.
Section 12.02    Representations and Warranties of the Indenture Trustee and the Back-Up Servicer.
The Indenture Trustee and the Back-Up Servicer hereby represent and warrant as of the Closing Date, the following:
(a)    The Indenture Trustee and the Back-Up Servicer is each a national banking association duly organized, validly existing and in good standing under the laws of the United States.
(b)    The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party by the Indenture Trustee or the Back-Up Servicer, as applicable, will not violate the Indenture Trustee’s or the Back-Up Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.
(c)    Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.
(d)    The Back-Up Servicer has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.
(e)    This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each of the Indenture Trustee and the Back-Up Servicer, enforceable against the Indenture Trustee and the Back-Up Servicer in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(f)    Neither the Indenture Trustee nor the Back-Up Servicer is in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s and the Back-Up Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee or the Back-Up Servicer, as applicable, to perform its obligations under any Transaction Document to which it is a party.
(g)    No litigation is pending or, to the best of the Indenture Trustee’s and the Back-Up Servicer’s knowledge, threatened against the Indenture Trustee or the Back-Up Servicer that, if determined adversely to the Indenture Trustee or the Back-Up Servicer, would prohibit the Indenture Trustee or the Back-Up Servicer, as applicable, from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s and the Back-Up Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee or the Back-Up Servicer to perform its obligations under any Transaction Document to which it is a party.
(h)    Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee or the Back-Up Servicer of or compliance by the Indenture Trustee or the Back-Up Servicer with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.
Section 12.03    Multiple Roles.
The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of the Indenture Trustee, the Custodian, the Back-Up Servicer and the Successor Servicer. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.
ARTICLE XIII

MISCELLANEOUS
Section 13.01    Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.
Upon any request or application by the Issuer to the Indenture Trustee to take any action under this Indenture, the Issuer shall furnish to the Indenture Trustee:
(a)    an Officer’s Certificate (which shall include the statements set forth in Section 12.03 hereof) stating that all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 13.02    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 13.03    Notices. (a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile transmission (or if permitted hereunder, via electronic mail), followed by delivery of original documentation within one Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:

If to the Issuer:
Diamond Resorts Tempus Owner Trust 2013
c/o U.S Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801
Facsimile Number: (302) 576-3717
Telephone Number: (302) 576-3700

With a copy to:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107
Attn: Michelle Moeller, Diamond Resorts Tempus Owner Trust 2013

and a copy to:

Diamond Resorts International, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: Chief Administrative Officer

If to the Servicer:
Diamond Resorts Financial Services, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: David Womer
With a copy to:
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: General Counsel

If to the Indenture Trustee:

Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Corporate Trust
    Services/Asset-Backed Administration

Facsimile Number:    (612) 667-3539
Telephone Number:    (612) 667-8058
If to the Administrator:
Diamond Resorts Financial Services, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135Attention: David Womer
or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.
(b)    All communications and notices pursuant hereto to a Noteholder shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register. The Indenture Trustee agrees to deliver or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents. Unless otherwise provided herein, the Indenture Trustee may consent to any requests received under such documents or, at its option, follow the directions of Holders representing at least 66-2/3% of the then Outstanding Note Balance within 30 days after prior written notice to the Noteholders. All notices to Noteholders shall be sent simultaneously. Expenses for such communications and notices shall be borne by the Servicer.
Section 13.04    No Proceedings.
The Noteholders, the Servicer and the Indenture Trustee each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer or the Trust Estate any proceeding of the type referred to in Section 6.01(e) hereof so long as there shall not have elapsed one year plus one day since the last maturity of the Notes.
Section 13.05    Limitation of Liability.
(a)    It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related document.

(b)    It is expressly understood and agreed by the parties hereto that DRFS is executing this Indenture solely as Servicer and DRFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer.
Section 13.06    Entire Agreement.
This Indenture contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
Section 13.07    Severability of Provisions.
If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.
Section 13.08    Indulgences; No Waivers.
Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
Section 13.09    No Bankruptcy Petition Against Conduit Purchaser.
Each of the parties to this Indenture hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and other rated debt obligations of the Conduit Purchaser, such party will not institute against, or join any other Person in instituting against, or knowingly or intentionally encourage or cooperate with any other Person in instituting against, the Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding, or otherwise seek the entry of any order for relief or for the appointment of any receiver, trustee or other similar official for the Conduit Purchaser or for any substantial part of the Conduit Purchaser’s property, under the laws of any jurisdiction. The provisions of this Section shall survive termination of this Indenture.
Section 13.10    Limited Recourse Against the Conduit Purchaser.

Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Purchaser under the Transaction Documents are solely the obligations of the Conduit Purchaser, and shall be payable at such time as funds are received by or are available to the Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all Commercial Paper.
Each party to this Indenture acknowledges and agrees that no recourse under any obligation, covenant or agreement of the Conduit Purchaser contained in any Transaction Document shall be had against any member, manager, officer, director, employee or agent of the Conduit Purchaser, its administrative agent, its manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the Transaction Documents to which the Conduit Purchaser is party are solely obligations of the Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of the Conduit Purchaser, its administrative agent, its manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Conduit Purchaser contained in any Transaction Document, or implied therefrom, and that any and all personal liability for breaches by the Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of the Transaction Documents; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section shall survive termination of this Indenture.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
DIAMOND RESORTS TEMPUS OWNER TRUST 2013,
as Issuer

                By:    U.S. BANK TRUST NATIONAL ASSOCIATION,
                    not in its individual capacity but solely as Owner Trustee
By:    ___/s/ Brian Giel___________________
Name:    Brian Giel
Title:    Asst. Vice President
DIAMOND RESORTS FINANCIAL SERVICES, INC.
as Servicer
By:        ____/s/__David F. Palmer__________________
Name:    David Palmer
Title:    President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee and Back-Up Servicer
By:    ___/s/ Tara H. Anderson __________________
Name:    Tara H. Anderson
Title:     Vice President

Final
A - 1
KL2 2809405.4
EXHIBIT A
FORM OF NOTE

A - 7
KL2 2809405.4

NOTE
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS OF $100,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
NO RESALE OR OTHER TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY TRANSFEREE UNLESS (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THIS NOTE OR ANY INTEREST HEREIN ON BEHALF OR WITH THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR ANY PLAN THAT IS SUBJECT TO ANY SUBSTANTIALLY SIMILAR PROVISION OF FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR (B) NO “PROHIBITED TRANSACTION” UNDER ERISA OR SECTION 4975 OF THE CODE AND NO VIOLATION OF SIMILAR LAW THAT, IN EITHER CASE, IS NOT COVERED BY A STATUTORY, REGULATORY OR ADMINISTRATIVE EXEMPTION WILL OCCUR IN CONNECTION WITH THE

PURCHASER'S OR SUCH TRANSFEREE'S ACQUISITION, HOLDING OR DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN.
DIAMOND RESORTS TEMPUS OWNER TRUST 2013
TIMESHARE LOAN BACKED NOTES, SERIES 2013

NOTE
Note Rate: 6.00%
Initial Payment Date: September 20, 2013
Stated Maturity: December 20, 2023
Initial Note Balance: $30,990,000
Note No: 1

FOR VALUE RECEIVED, DIAMOND RESORTS TEMPUS OWNER TRUST 2013, a Delaware statutory trust (the “Issuer”) hereby promises to pay to Credit Suisse AG, New York Branch (the “Holder”) or its assigns, the principal sum of up to Thirty Million Nine Hundred Ninety Thousand Dollars ($30,990,000) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Indenture, dated as of September 20, 2013 (the “Indenture”), by and among the Issuer, Diamond Resorts Financial Services, Inc., as servicer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and to pay interest at the Note Rate on the Outstanding Note Balance of this Timeshare Loan Backed Note, Series 2013 (this “Note”) until paid in full, at the rates per annum and on the dates provided in the Indenture. Capitalized terms used but not defined herein shall have the meanings given them in “Standard Definitions” attached as Annex A to the Indenture.
By its holding of this Note, the Holder shall be deemed to accept the terms of the Indenture and agree to be bound thereby.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
This Note is one of a duly authorized issue of notes of the Issuer designated as its “Notes” and issued under the Indenture.
This Note is secured by the pledge to the Indenture Trustee under the Indenture of the Trust Estate and recourse is limited to the extent set forth in the Indenture. The amounts owed under this Note shall not include any recourse to the Indenture Trustee or any affiliates thereof.
If certain Events of Default under the Indenture have been declared or occur, the Outstanding Note Balance of the Notes may be declared immediately due and payable or payments of principal may be accelerated in the manner and with the effect provided in the Indenture. Notice of such declaration will be given by mail to holders of the Notes, as their names and addresses appear in the Note Register, as provided in the Indenture. Subject to the terms of the Indenture, upon payment of such principal amount together with all accrued interest, the obligations of the Issuer with respect to the payment of principal and interest on this Note shall terminate.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of such holders of the percentages specified in the Indenture at the time Outstanding. The Indenture also contains provisions permitting such holders of specified percentages in Outstanding Note Balance of the Notes, at the time Outstanding, on behalf of all the holders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
Each Note may be issued only in registered form and only in minimum denominations of at least $100,000 and integral multiples of $1,000 in excess thereof; provided that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.04 of the Indenture of any Note having a remaining Outstanding Note Balance of other than an integral multiple of $1,000, or the issuance of a single Note with a denomination less than $100,000. The holder of this Note is deemed to acknowledge that the Notes may be purchased and transferred only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and that this Note (or any beneficial interests herein) may not be transferred in an amount less than such authorized denominations or which would result in the holder of this Note having a beneficial interest below such authorized denominations.
The Issuer has structured the transaction contemplated by the Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness. The Issuer, the Indenture Trustee and each Noteholder, by acceptance of this Note, agree to the treat the Notes as indebtedness for all income tax purposes, unless otherwise required by applicable law. The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because the transfer satisfies one of the following: (i) such transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such transfer is being made in reliance upon Rule 144A under the Securities Act as certified by such transferee in a letter in the form of Exhibit B attached to the Indenture; (ii) such transfer is in compliance with Regulation S under the Securities Act as certified by such transferee in a letter in the form of Exhibit B attached to the Indenture, or (iii) after the appropriate holding period, such transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note without registration.
The Indenture and this Note shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
Section 13.05 of the Indenture is incorporated herein by reference.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual signature of its duly Authorized Officer.
Dated: September , 2013
DIAMOND RESORTS TEMPUS OWNER TRUST 2013

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	___________________________
Name:
Title:

INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within mentioned Indenture.
Dated: September , 2013
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:    ___________________________
Name:
Title:

EXHIBIT B
FORM OF INVESTOR REPRESENTATION LETTER

INVESTOR REPRESENTATION LETTER

DIAMOND RESORTS TEMPUS OWNER TRUST 2013
Timeshare Loan Backed Notes, Series 2013
Diamond Resorts Tempus Owner Trust 2013
c/o U.S. Bank Trust National Association, as Owner Trustee
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801

Wells Fargo Bank, National Association, as Indenture Trustee
MAC N9311-161
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479

Ladies and Gentlemen:
______________________ (the “Purchaser”) hereby represents and warrants to you in connection with its purchase of $_________ in principal amount of the above-captioned notes (the “Notes”) as follows:
1. The Purchaser (A)(i) is a qualified institutional buyer, and has delivered to you the certificate substantially in the form attached hereto as Annex I or Annex II, as applicable, (ii) is aware that the sale to it is being made in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and (iii) is acquiring the Notes for its own account or for the account of a qualified institutional buyer, or (B) is not a U.S. person (as defined under Regulation S) and is purchasing the Notes in an offshore transaction pursuant to Regulation S. The Purchaser is purchasing the Notes for investment purposes and not with a view to, or for, offer or sale in connection with a public distribution or in any other manner that would violate the Securities Act or applicable state securities laws.
2. The Purchaser understands that the Notes or interests therein are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes or any interest therein, such Notes or the interests therein may be offered, resold, pledged or otherwise transferred in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, and only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A of the Securities Act, (ii) outside the United States in a transaction complying with the provisions of Rule 903 or 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that (B) the Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Notes or interests therein from it of the resale restrictions referred to in (A) above.
3. The Purchaser understands that the Notes will, until the Notes may be resold pursuant to Rule 144(b)(1) of the Securities Act, unless otherwise agreed by the Issuer and the Holder thereof, bear a legend substantially to the following effect.
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM

DENOMINATIONS OF $100,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
4. If the Purchaser is purchasing any Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and has full power to make acknowledgments, representations and agreements contained herein on behalf of such account(s).
5. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
6. The Purchaser understands that the Issuer, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements contained in this letter and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by it are no longer accurate, it will promptly notify the Issuer and the Initial Purchaser. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements contained in this letter on behalf of such account.
7. The Notes and any interest therein, may not be sold or transferred to, and each Purchaser by its purchase of the Notes or interests therein shall be deemed to have represented and covenanted that it is not acquiring the Notes or interests therein for or on behalf of or with the assets of, and will not transfer the Notes or interests therein to, any employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in such entity or any plan that is subject to any substantially similar provision of federal, state or local law (“Similar Law”), except that such purchase for or on behalf of or with assets of a plan shall be permitted:
(i)    to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91‑38 issued by the Department of Labor are satisfied as of the date of acquisition of the Notes or interests therein and all such conditions will continue to be satisfied thereafter;
(ii)    to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied as of the date of acquisition of the Notes or interests therein and all such conditions will continue to be satisfied thereafter;
(iii)    to the extent such purchase is made on behalf of a plan by a “qualified professional asset manager”, as such term is described and used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such qualified professional asset manager do not represent more than 20% of the total client assets managed by such qualified professional asset manager at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of the Notes or interests therein and all such conditions will continue to be satisfied thereafter;

(iv)    to the extent such plan is a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Title I of ERISA or Sections 401 and 501 of the Code and such purchase is not a violation of Similar Laws;
(v)    to the extent such purchase is made by or on behalf of an insurance company general account in which the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of the Notes or interests therein and all such conditions will continue to be satisfied thereafter;
(vi)    to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23 and such manager has made or properly authorized the decision for such plan to purchase Notes or interests therein, under circumstances such that Prohibited Transaction Class Exemption 96‑23 is applicable to the purchase, holding and disposition of such Notes or interests therein and all of the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of such Notes or interests therein and all such conditions will continue to be satisfied thereafter; or
(vii)    to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory, regulatory or administrative exemption is unavailable or be a violation of Similar Law.
The Purchaser, if described in the preceding clauses, further represents and agrees that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, DRC, the Seller, the Servicer, the Indenture Trustee or the Initial Purchaser, or by any affiliate of any such person.
8. The Purchaser acknowledges that, under the Indenture, Notes (or beneficial interests therein) may be purchased and transferred only in authorized denominations -- i.e., a minimum denomination of $100,000 and integral multiplies of $1,000 in excess thereof. The Purchaser covenants that the Purchaser will neither (i) transfer Notes (or beneficial interests therein) in less than the authorized denominations nor (ii) transfer Notes (or beneficial interests therein) where the result would be to reduce the Purchaser's remaining holdings of Notes (or beneficial interests therein) below the authorized denominations.
9. By execution hereof, the Purchaser agrees to be bound, as Noteholder, by all of the terms, covenants and conditions of the Indenture and the Notes.
The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.
Executed at _________________________, _________________________, this ___ day of _____________________, 20__.
_________________________________
Purchaser's Signature

_________________________________
Purchaser's Name and Title (Print)

_________________________________
Address of Purchaser

_________________________________
Purchaser's Taxpayer Identification or
Social Security Number

ANNEX I TO EXHIBIT B
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Transferees Other Than Registered Investment Companies]
The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”), Diamond Resorts Tempus Owner Trust 2013 and Wells Fargo Bank, National Association, as Note Registrar, with respect to the Note being transferred (the “Transferred Note”) as described in the Investor Representation Letter to which this certification relates and to which this certification is an Annex:
1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Note (the “Purchaser”).
2.    The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $                      in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.
Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.
Bank. The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.
Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.
Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.
State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.
Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex II rather than this Annex I.)

3.    The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.
4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.
5.    The Purchaser acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Note only for the Purchaser's own account?	Yes	No
6.If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.
7.    The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Transferred Note will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Purchaser
By:___________________________

Name:_________________________
Title:________________________

ANNEX II TO EXHIBIT B
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Purchasers That Are Registered Investment Companies]
The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”), Diamond Resorts Tempus Owner Trust 2013 and Wells Fargo Bank, National Association, as Note Registrar, with respect to the Note being transferred (the “Transferred Note”) as described in the Investor Representation Letter to which this certification relates and to which this certification is an Annex:
1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Note (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).
2.    The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.
The Purchaser owned and/or invested on a discretionary basis $              in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
The Purchaser is part of a Family of Investment Companies which owned in the aggregate $              in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
3.    The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
4.    The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser's Family of Investment Companies, the securities referred to in this paragraph were excluded.
5.    The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Note only for the Purchaser's own account?	Yes	No
6.If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.
7.    The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Purchaser's purchase of the Transferred Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Purchaser or Adviser

By:
Name:
Title:
IF AN ADVISER:

Print Name of Purchaser
Date:

C - 1

EXHIBIT C
FORM OF RECORD LAYOUT FOR DATA CONVERSION

File Date
Lender Code
Account Number
Account Code
Account Code Date
Resort
Obligor Name
Obligor Address
Obligor City
Obligor Zip Code
Obligor State Code
Obligor State Description
Obligor Country Code
Obligor Country Description
Credit Score
Days Delinquent
Purchase Price
Down Payment
Original Balance
Original Term
Interest Rate
Principal and Interest Monthly Payment
Monthly Impound
Late Charge Balance
Current Balance
Remaining Term
Contract Date
First Payment Date
Last Payment Date
Last Payment Amount
Next Payment Date
Payments Made
Default
Default Date

EXHIBIT D
COLLECTION POLICY
Collections and delinquencies are managed utilizing technology to minimize account delinquencies by promoting satisfactory customer relations. Servicer's collection policy is designed to maximize cash flow into the organization and assist each Obligor with the management of his or her account while enjoying the vacation ownership experience. Technological capabilities include predictive dialer, integrated software modules, automated lock box processing, and automated credit card processing.
Servicer's collection department manages loan delinquencies by both phone and mail contact with the Obligor initiated at 10 days from the time an Assigned Account becomes delinquent. At 30 days delinquent, Servicer typically sends another letter advising the Obligor to bring the Assigned Account current while collection calls continue. Once the Assigned Account reaches 60 days delinquent, the Obligor is notified by mail that his/her loan balance has accelerated.
Summary of collection timeline:

10 Days Past Due             A past due notice is generated and mailed.
                                             Collection calls commence.

30 Days Past Due	A letter is sent advising that 2 payments are now due and payable within 7 days. Continue collection calls.

60 Days Past Due	A letter is sent advising the Obligor that the loan balance has been accelerated and that legal action will commence within 30 days if delinquency is not resolved.

90 Days Past Due	Account is transferred to loss mitigation for workout and/or recovery efforts.

90 - 180 Days Past Due	Telegram like letter is sent / Last chance. Deed in lieu of foreclosure or foreclosure process begins.

180 Days +	At 180 days past due a loan becomes a defaulted account. Default recovery process started on all accounts on or before it reaches 180 days past due.

270 Days Past Due	Default recovery completion date.
Please note that consumer bankruptcies, loans that fall under the soldiers and sailors act, hardship forbearances, and accounts needing legal research are exceptions

EXHIBIT E

FORM OF MONTHLY SERVICER REPORT

DIAMOND RESORTS TEMPUS OWNER TRUST 2013
MONTHLY SERVICER REPORT
$30,990,000 Timeshare Loan Backed Notes, Series 2013
Due Period	9/1/2013
Determination Date	10/15/2013
Payment Date	10/20/2013
Interest Accrual Period (# Days)	30

A. TOTAL COLLECTIONS
Available Funds	1,385,069.78
Total Principal Collections	862,433.70
Total Interest Collections	514,011.74
Total Other Collections	8,624.34
Reserve Account Draw Amount 0.00	0.00
Total Available Funds and Reserve Account Draw Amount in Collection Account	1,385,069.78

B. DISTRIBUTIONS
(i) Indenture Trustee Fee and Custodian Fee, plus any accrued and unpaid fees and certain expenses	1000.00
(ii) Back-Up Servicer Fee and any accrued and unpaid fees and transition expenses	4000.00
(iii) Owner Trustee Fee (to be paid in October of each year), plus any accrued and unpaid fees and certain expenses	4000.00
(iv) Administrator Fee (to be paid in January of each year) and certain expenses	0.00
(v) Servicing Fee, plus any accrued and unpaid fees	45,574.07
(vi) Noteholders' Senior Interest Distribution Amount	116,212.50
(vii) Noteholders' Principal Distribution Amount	862,433.70
(viii) Deposit into Reserve Account	0.00
(ix) Noteholders' Subordinate Interest Distribution Amount	38,737.50
(x) Noteholders' amount payable pursuant to the NPA	0.00
(xi) Indenture Trustee and Custodian expenses not paid pursuant to clause (i) above	0.00
(xii) Back-up Servicer expenses not paid pursuant to clause (ii) above	0.00
(xiii) Owner Trustee expenses not paid pursuant to clause (iii) above	0.00
(xiv) Administrator expenses not paid pursuant to clause (iv) above	0.00
(xv) Remaining amounts to the Seller	313,112.01

C. OUTSTANDING NOTE BALANCE
Initial Note Balance at Closing	30,990,000.00
Beginning Note Balance	30,990,000.00
Principal Distribution Amount Paid	862,433.70
Ending Note Balance	30,127,566.30

Senior Note Rate	4.50%
Interest Accrued during the related Interest Accrual Period	116,212.50
Unpaid/Overage Interest Distribution Amounts from prior Payment Dates	0.00
Interest Distribution Amount	116,212.50

Subordinate Note Rate	1.50%
Interest Accrued during the related Interest Accrual Period	38,737.50
Unpaid/Overage Interest Distribution Amounts from prior Payment Dates	0.00
Interest Distribution Amount	38,737.50

EXHIBIT F
FORM OF SERVICER'S OFFICER CERTIFICATE

OFFICER’S CERTIFICATE

The undersigned, an officer of Diamond Resorts Financial Services, Inc. (the “Servicer”), based on the information available on the date of this Certificate, does hereby certify as follows:

1. I am an officer of the Servicer who has been authorized to issue this officer’s certificate on behalf of the Servicer.

2. I have reviewed the data contained in the Monthly Servicer Report and the computations reflected in the Monthly Servicer Report attached hereto as Schedule A are true, correct and complete.

DIAMOND RESORTS FINANCIAL SERVICES, INC.
By: ___________________________________
Name:
Title:

FINAL
ANNEX A

STANDARD DEFINITIONS
Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (d) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including” and (g) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.
“2008 Warehouse Facility” shall mean that certain warehouse facility evidenced by that certain Fifth Amended and Restated Indenture, dated as of April 1, 2013, by and among Diamond Resorts Issuer 2008 LLC, as issuer, DRFS, as servicer, Wells Fargo Bank, National Association, as indenture trustee, custodian and back-up servicer, and Credit Suisse AG, New York Branch, as administrative agent, as may be amended from time to time.
“Acceleration Event” shall have the meaning specified in Section 6.06 of the Indenture.
“Acceptable Attorney” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Act” shall have the meaning specified in Section 1.04 of the Indenture.
“Administration Agreement” shall mean that certain administration agreement, dated as of September 20, 2013, by and among the Issuer, the Indenture Trustee and the Administrator.
“Administrator” shall mean DRFS.
“Administrator Expenses” shall mean the reasonable out-of-pocket expenses of the Administrator in connection with its duties under the Administration Agreement and any taxes owed pursuant to Section 8.07 of the Indenture.
“Administrator Fee” shall equal $1,000 paid annually.
“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Noteholders.
“Affected Party” shall mean (i) any Conduit Liquidity Provider, (ii) any agent, administrator or manager of any Conduit Purchaser, or (iii) any bank holding company in respect of any of the foregoing.
“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans (except Defaulted Timeshare Loans).
“Applicable Review Period” shall have the meaning specified in Section 1.2(a) of the Custodial Agreement.
“Approved Financial Institution” shall mean a federal or state-chartered depository institution or trust company having a combined surplus and capital of at least $100,000,000 and further having (a) commercial paper, short-term debt obligations, or other short-term deposits that are rated at least “A-1” by S&P, if the deposits are to be held in the account for 30 days or less, or (b) having long-term unsecured debt obligations that are rated at least “AA” by S&P, if the deposits are to be held in the account more than 30 days. Notwithstanding the foregoing, if an account is held by an Approved Financial Institution, following a downgrade, withdrawal, qualification, or suspension of such institution's rating, each account must promptly (and in any case within not more than 30 calendar days) be moved with written notice to the Indenture Trustee, to an Approved Financial Institution.
“Assignment of Mortgage” shall mean a written assignment of one or more Mortgages from the original maker of such Timeshare Loan to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.
“Assumption Date” shall have the meaning specified in Section 5.16(f) of the Indenture.
“Attorney's Bailee Letter” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject or such officer specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with this Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.
“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from or by (i) the Servicer pursuant to the Indenture, (ii) the Reserve Account pursuant to Section 3.02(b) of the Indenture (other than any Reserve Account Draw Amounts), (iii) the Seller or the Issuer pursuant to Section 4.04 of the Indenture, (iv) the Performance Guarantors in respect of the Seller Undertaking Agreement or the Servicer Undertaking Agreement, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Determination Date through such Determination Date, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date.
“Back-Up Servicer” shall mean Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Indenture.
“Back-Up Servicing Fee” shall mean for any Payment Date, $4,500.
“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).
“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in such entity or any plan that is subject to any substantially similar provision of federal, state or local law.
“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City, the city in which the Servicer is located or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Accumulation Event” shall commence on any Determination Date if the average of the Delinquency Levels for the last three Due Periods is greater than or equal to 12.00% and shall continue until the Determination Date where the average of the Delinquency Levels for the last three Due Periods is less than 12.00%.
“Cash Equivalents” means (a) marketable direct obligations issued by, or guaranteed by, the government of the United States of America maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America; and (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A by S&P or P-1 by Moody's.
“Centralized Lockbox Account” shall have the meaning specified in Section 5.02(a) of the Indenture.
“Certificate of Trust” shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.
“Certified Translation Document” shall have the meaning specified in Section 1.2(c) of the Custodial Agreement.
“Change of Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Cloobeck Investors shall fail to own, directly or indirectly, beneficially and of record, units representing at least 51% of the aggregate ordinary voting power and at least 10% of the aggregate economic value represented by the issued and outstanding Equity Interests of Holdings, (b) after a Qualified Public Offering, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Cloobeck Investors shall own, directly or indirectly, beneficially or of record, shares representing either (i) more than 25% or (ii) a higher percentage than the Permitted Cloobeck Investors, in each case of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings, (c) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated, (d) any change in control (or similar event, however denominated) with respect to Holdings, Polo Holdings, DRC or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings, Polo Holdings, DRC or any other Subsidiary is a party, (e) Polo Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of DRC or (f) Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of Polo Holdings.
“Closing Date” shall mean September 20, 2013.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.
“Collection Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture.
“Collateral Certificate” means the collateral certificate to be executed and delivered by the Issuer to the Initial Managing Agent in form and substance satisfactory to the Initial Managing Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Transaction Documents.
“Collateral Documents” means the Indenture, the Deposit Account Control Agreement, the Intercreditor Agreement, and all other instruments, documents and agreements delivered in order to grant to the Indenture Trustee a Lien on the Trust Estate as security for the Notes.
“Collection Policy” shall mean those collection policies and practices of the initial Servicer in effect as of a specified date; and for any successor Servicer shall mean the collection policies and practices of such successor in effect on the date which it commences servicing. The Collection Policy of the initial Servicer in effect on the Closing Date is attached as Exhibit D to the Indenture.
“Collection Reports” shall have the meaning set forth in Section 5.16(b) of the Indenture.
“Commercial Paper” shall mean promissory notes of the Conduit Purchaser or its Related CP Issuer issued by the Conduit Purchaser or its Related CP Issuer in the commercial paper market.
“Conduit Liquidity Agreement” shall mean any agreement executed by a Conduit Liquidity Provider with or for the benefit of a Conduit Purchaser.
“Conduit Liquidity Provider” shall mean the Initial Liquidity Purchaser or any Affiliate thereof and any other institution as to which a Conduit Purchaser has exercised its rights to sell its Notes under the relevant provisions of the related Conduit Liquidity Agreement.
“Conduit Purchaser” shall mean the Initial Conduit Purchaser or any company that is either (a) a commercial paper issuing company or (b) a company which obtains funding from a Related CP Issuer.

“Confidential Information” shall mean information obtained by any Noteholder related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates; provided that such term does not include information that (i) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf or (iii) otherwise becomes known to the Noteholder through any other public disclosure authorized by the Issuer or the Servicer; and provided further that such term does not include the U.S. federal income tax treatment of the Notes (the “Tax Treatment”) and any fact relevant to understanding the tax treatment (the “Tax Structure”) and all materials of any kind, including opinions and other tax analyses that are provided to the Issuer and the Initial Purchaser relating to such Tax Treatment and Tax Structure.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus
(a)     without duplication and to the extent deducted (or not included) in determining such Consolidated Net Income, the sum of
(i)consolidated interest expense for such period (excluding interest expense in respect of Indebtedness under a Receivables Securitization),
(ii)consolidated income tax expense for such period,
(iii)all amounts attributable to depreciation and amortization for such period,
(iv)all cash receipts during such period attributable to sales of Timeshare Interests,
(v)to the extent deducted in determining such Consolidated Net Income but not paid in cash during such period, all expenses during such period attributable to the sale of Timeshare Interests,
(vi)the aggregate amount of non-cash deferred financing expenses for such period,
(vii)rebranding or restructuring costs and non-ordinary course expenses related to European operations, in an aggregate amount not to exceed $12,000,000 for all periods,
(viii) any other non-recurring expenses or payments, in an aggregate amount not to exceed $5,000,000 in any four consecutive fiscal quarter period,
(ix)any other non-cash charges (other than to the extent representing accruals for cash expenses in any future period for such period),
(x)any extraordinary charges determined in accordance with GAAP and non-recurring expenses or payments in any four consecutive fiscal quarter period; provided that such charges, expenses and payments shall be limited solely to (A) extraordinary charges as determined in accordance with GAAP, (B) non-cash charges arising from the write down or impairment of assets, (C) costs associated with the discontinuance of a significant operating unit or a significant portion of the business or (D) non-cash charges arising from changes in accounting principles,

(xi)all cash receipts during such period attributable to homeowners' association fees,
(xii) any non-cash charges attributable to the FLRX Judgment or any Permitted FLRX Settlement, and
(xiii)all expenses or costs related to the operations of any Unrestricted Subsidiaries for such period and minus (b) without duplication
(i)all cash payments made during such period on account of fees, reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clauses (a)(vii) and (a)(xii) above in a previous period,
(ii) to the extent included in determining such Consolidated Net Income, all revenue during such period attributable to sales of Timeshare Interests, to the extent not received in cash during such period,
(iii)to the extent not deducted in determining Consolidated Net Income for such period, all cash payments made during such period in respect of expenses attributable to the sale of Timeshare Interests,
(iv)to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP,
(v)to the extent included in determining such Consolidated Net Income, all revenue during such period attributable to homeowners' association fees, to the extent not received in cash during such period,
(vi)to the extent not deducted in determining Consolidated Net Income for such period (or reflected in any previous non-cash charge referred to in clause (a)(xii) above), all cash payments made during such period attributable to the FLRX Judgment or any Permitted FLRX Settlement, and

to the extent included in determining such Consolidated Net Income, all revenue during such period attributable to any Unrestricted Subsidiaries.
“Consolidated Interest Expense” means, shall mean, for any period, the excess of (a) the sum (without duplication) of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations, but excluding, to the extent otherwise included therein, interest expense in respect of Indebtedness under a Receivables Securitization, or interest expense relating to an Unrestricted Subsidiary) of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Holdings or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized in a previous period, minus (b) the sum of (i) interest income of Holdings and its Subsidiaries for such period (excluding interest income attributable to Diamond Timeshare Receivables), determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts. For purposes of the foregoing, Consolidated Interest Expense shall be determined after giving effect to any net payments made or received by Holdings or any of its Subsidiaries with respect to interest rate Hedge Agreements.
“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:
(a)    the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary,

(b)    the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries or the date that such person's assets are acquired by Holdings or any of its Subsidiaries,

(c)    the cumulative effect of any changes in accounting principles,

(d)    the income of any person in which any other person (other than Holdings or any wholly owned Subsidiary of Holdings or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or a wholly owned Subsidiary of Holdings by such person during such period, and

(e)    any gains attributable to sales of assets out of the ordinary course of business.

“Continued Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Conveyed Timeshare Property” shall have the meaning specified in Section 2(a) of the Sale Agreement.
“Corporate Revolver” shall mean that certain revolving credit facility evidenced by certain that Credit Agreement, dated September 11, 2013, by and among DRC, as borrower, Holdings, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders party thereto.
“Corporate Trust Office” shall mean (i) the office of the Indenture Trustee, which office is at the address set forth in Section 13.03 of the Indenture, or (ii) the office of the Owner Trustee, which is at the address set forth in Section 2.2 of the Trust Agreement, as applicable.
“Credit Suisse Entity” shall mean each of Credit Suisse AG, New York Branch, Credit Suisse AG, Cayman Islands Branch, and Mountcliff Funding LLC

“Cumulative Default Level” shall mean, for any Determination Date, (i)(A) the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans since the Closing Date (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase pursuant to Section 6(b) of the Sale Agreement) minus (B) all recoveries or remarketing proceeds received in respect of Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase pursuant to Section 6(b) of the Sale Agreement since the Closing Date, divided by (ii) the Aggregate Loan Balance as of the Cut-Off Date (expressed as a percentage).
“Custodial Agreement” shall mean that certain custodial agreement, dated as of September 20, 2013, by and among, the Custodian, the Indenture Trustee, the Servicer and the Issuer.
“Custodial Delivery Failure” shall have the meaning specified in Section 2.5 of the Custodial Agreement.
“Custodial Expenses” shall mean reasonable out-of-pocket expenses of the Custodian incurred in connection with performance of the Custodian's obligations and duties under the Custodial Agreement.
“Custodial Fees” shall mean such fees as the Custodian shall charge from time to time for access to Timeshare Loan Files, as specified in the Custodial Agreement.
“Custodian” shall mean Wells Fargo Bank, National Association or its permitted successors and assigns.
“Cut-Off Date” shall mean the close of business on August 31, 2013.
“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan as of the Cut-Off Date.
“Declaration” means the declaration in furtherance of a plan for subjecting the Resort to a timeshare form of ownership, which declaration contains covenants, restrictions, easements, charges, liens and including, without limitation, provisions regarding the identification of Timeshare Property and the common areas and the regulation and governance of the real property comprising the Resort as a timeshare regime.
“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default or Servicer Event of Default under the Indenture.
“Default Level” shall mean, for any Due Period, (i) (A) the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during such Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase pursuant to Section 6(b) of the Sale Agreement) minus (B) any recoveries or remarketing proceeds received during such Due Period in respect of any Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase pursuant to Section 6(b) of the Sale Agreement, divided by (ii) the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

“Defaulted Timeshare Loan” is any Timeshare Loan for which any of the earliest following events may have occurred: (i) any payment or part thereof has been delinquent more than 180 days as of the end of the related Due Period (as determined by the Servicer in accordance with the Servicing Standard), (ii) the Servicer has initiated cancellation or foreclosure or similar proceedings with respect to the related Timeshare Property or has received the related mutual release agreement, assignment or deed in lieu of foreclosure, or (iii) provided that such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be fully written off in accordance with the Credit and Collection Policy.
“Definitive Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Delinquency Level” shall mean, for any Due Period, the sum of the Loan Balances of all Timeshare Loans (other than Defaulted Timeshare) that are 61 days or more delinquent on the last day of such Due Period (as determined by the Servicer in accordance with the Servicing Standard) divided by the Aggregate Loan Balance on the last day of such Due Period (expressed as a percentage).
“Delivery Date” shall have the meaning specified in Section 1.1(b) of the Custodial Agreement.
“Deposit Account Control Agreement” shall mean a deposit account control agreement for a lockbox account (including the Centralized Lockbox Account), as it may be amended, supplemented or otherwise modified from time to time.
“Determination Date” shall mean, with respect to any Payment Date, the 15th day of the month in which such Payment Date occurs or, if such date is not a Business Day, then the next succeeding Business Day.
“DHC” shall mean Diamond Resorts Developer and Sales Holding Company, a Delaware corporation.
“Diamond Timeshare Receivables” shall mean timeshare receivables originated by, contributed or otherwise owned by Polo Holdings, DRC or any other Subsidiary.
“Diamond Resorts Entity” means the Issuer, the Seller, the Servicer, each Performance Guarantor and their respective Affiliates.
“Diamond Resorts Marketing and Sales Percentage” shall equal the average of the selling and marketing expenses as a percentage of total Timeshare Property sales as reported by DRC, over the last four quarters; provided that if such quarter is a quarter ending on December 31, the Diamond Resorts Marketing and Sales Percentage will be based on the selling and marketing expenses for the most recent year.
“Diamond Resorts Party” means each of the Issuer, DRFHC, the Seller, the Servicer, DHC and each Performance Guarantor.
“DRC” shall mean Diamond Resorts Corporation, a Maryland corporation.

“DRFHC” means Diamond Resorts Finance Holding Company, a Delaware corporation.
“DRFS” shall mean Diamond Resorts Financial Services, Inc., a Nevada corporation.
“Due Period” shall mean with respect to any Payment Date is the immediately preceding calendar month.
“Eligible Bank Account” shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose short‑term unsecured obligations are rated at least A‑1 by S&P and P‑1 by Moody's, or if no such short-term rating is available, whose long‑term unsecured debt obligations are rated at least A+ by S&P and A2 by Moody's; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.
“Eligible Investments” shall mean one or more of the following obligations or securities:
(1)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);
(2)    federal funds, or demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment, the commercial paper or other short-term unsecured debt obligations or long‑term unsecured debt obligations of such depository institution or trust company have been rated by S&P in its highest short-term rating category or one of its two highest long-term rating categories (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”);
(3)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating from S&P, at the time of investment at least equal to the highest short-term unsecured debt ratings of S&P (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”), provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Outstanding Note Balance and the aggregate principal amount of all Eligible Investments in the Collection Account, provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from S&P;
(4)    commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by S&P in its highest short-term ratings (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”); and
(5)    any other demand, money market fund, common trust estate or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or an Affiliate thereof), (A) rated in the highest rating category by S&P (and no such rating shall include a subscript of “f”, “r”, “p”, “pi”, “q” or “t”) or (B) that would not adversely affect the then current rating by S&P of any of the Notes (as evidenced in writing to the Indenture Trustee by S&P). Such investments in this subsection (5) may include money market mutual funds rated either “AAAm” or “AAAm-G” by S&P or common trust estates, including any other fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed for such funds and pursuant to this Indenture may converge at any time;
provided, however, that (a) any Eligible Investment must be money-market or other relatively risk-free instruments without options and with maturities no later than the Business Day prior to the expected Payment Date, and (b) no such instrument shall be an Eligible Investment if such instrument (1) evidences either (x) a right to receive only interest payments with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and (2) is purchased at a price in excess of par.
“Eligible Timeshare Loan” shall mean a Timeshare Loan conforming to each of the representations and warranties set forth in Schedule I to the Sale Agreement and which is related to the Resort conforming to each of the representations and warranties in Schedule II to the Sale Agreement as of the Closing Date.
“Embargoed Person” means any Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any executive orders or regulations promulgated thereunder with the result that the investment in DRC or any affiliate thereof (whether directly or indirectly) is prohibited by law or the Notes issued by the Issuer are in violation of law.

“Employee Plan” means a Benefit Plan (other than a Multiemployer Plan) presently maintained (or maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of DRC or any of its ERISA Affiliates.
“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“Equity Issuance” shall mean any issuance or sale by Holdings or any of its Subsidiaries of any Equity Interests of Holdings or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to Holdings or any of its Subsidiaries and (b) any issuance of directors qualifying shares.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b) or (c) of the Code or solely for purposes of Section 3.02 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to an Employee Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Employee Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any plan year beginning prior to January 1, 2008, or with respect to any plan year beginning after December 31, 2007, the existence with respect to any Employee Plan of any unpaid “minimum required contributions” as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Employee Plan, (d) the incurrence by the Performance Guarantors or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Employee Plan or the withdrawal or partial withdrawal of the Performance Guarantors or any of their ERISA Affiliates from any Employee Plan or Multiemployer Plan, (e) the receipt by the Performance Guarantors or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Employee Plan or Employee Plans or to appoint a trustee to administer any Employee Plan, (f) any failure to comply with Section 401(a)(29) of the Code or Section 303(i) of ERISA, (g) the receipt by the Performance Guarantors or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Performance Guarantors or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Performance Guarantors or any of its Affiliates is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the Performance Guarantors or any such Affiliates could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to an Employee Plan or Multiemployer Plan that could result in liability of the Performance Guarantors or any other Affiliate.
“Errors” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Event of Default” shall have the meaning specified in Section 6.01 of the Indenture.
“External Rating” shall have the meaning specified in Section 5.1(hh) of the Note Purchase Agreement.
“FATCA” shall mean the Foreign Account Tax Compliance Act.

“FATCA Withholding Tax” shall have the meaning specified in Section 12.01(p) of the Indenture.
“Fee Letter” shall mean that certain letter or letters by and among the Issuer, the Performance Guarantors and the Structuring Agent related to certain fees to be paid to the Structuring Agent.
“FLRX” shall mean FLRX Inc., a Subsidiary of DRC.
“FLRX Judgment” shall mean the judgment in the amount of approximately $30,000,000 rendered on January 11, 2010 against FLRX.
“Financed Asset” means any property or asset newly-purchased from a third party other than an Affiliate of DRC.
“Financial Covenants” shall mean so long as any principal of or interest on any Note (whether or not due) shall remain unpaid, none of Holdings, Polo Holdings or DRC will, nor will they cause or permit any of their Subsidiaries to, unless the Majority Noteholders shall otherwise consent in writing:
(a)    Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters, in each case taken as one accounting period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period to be less than 1.50 to 1.00 on the last day of any fiscal quarter.

(b)    Total Leverage Ratio. Permit the ratio of (i) Total Funded Debt on such date minus unrestricted cash and Cash Equivalents to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended to be greater than 5.00 to 1.00 on the last day of any other fiscal quarter.

(c)    Total Liquidity. Permit the aggregate unrestricted cash and Cash Equivalents held by Polo Holdings, DRC and the other Subsidiaries (other than the cash and Cash Equivalents held by an Unrestricted Subsidiary) on the last day of any fiscal quarter to be less than $10,000,000.

Notwithstanding the foregoing, in the event that any of the Performance Guarantors undertakes a financing or amends an existing financing in which the financial covenants are more favorable to the lenders party thereto than the financial covenants made under the Transaction Documents, this definition of “Financial Covenants” shall be, without any further action by any party to a Transaction Document, deemed amended and modified in an economically and legally equivalent manner such that the Noteholders shall receive the benefit of the more favorable financial covenants contained in such financing documents.
“Financial Officers” means the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Force Majeure Event” shall have the meaning specified in Section 2.4(n) of the Custodial Agreement.
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by DRC or any Affiliate under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by DRC or any of its Affiliates, or the imposition on DRC or any of its Affiliates of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000.
“Foreign Pension Plan” means any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.
“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness of other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risks or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any Affiliate shall be a Hedge Agreement.
“High Yield Facility” shall mean that certain high yield facility evidenced by those certain $425,000,000 12% Senior Secured Notes due 2018, issued by DRC on August 13, 2010.
“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.
“Holder” or “Noteholder” shall mean a holder of any Note.
“Holdings” means Diamond Resorts International, Inc.
“Implied Rating” shall have the meaning specified in Section 5.1(hh) of the Note Purchase Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers' acceptances and (k) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
“Indenture” shall mean the indenture, dated as of September 20, 2013, by and among the Issuer, the Servicer and the Indenture Trustee.
“Indenture Trustee” shall mean Wells Fargo Bank, National Association, or such successor as set forth in Section 7.09 of the Indenture.
“Indenture Trustee Expenses” shall mean any indemnities due to the Indenture Trustee and any other reasonable out-of-pocket expenses (including attorney's fees and expenses) of the Indenture Trustee incurred in connection with performance of the Indenture Trustee's obligations and duties under the Indenture.

“Indenture Trustee Fee” shall mean a monthly fee equal to $1,000.
“Initial Conduit Liquidity Provider” shall mean Credit Suisse AG, Cayman Islands Branch.
“Initial Conduit Purchaser” shall mean Mountcliff Funding LLC.
“Initial Managing Agent” shall mean Credit Suisse AG, New York Branch, as Managing Agent for the Initial Purchaser Group
“Initial Note Balance” shall mean with respect to the Notes, $30,990,000.
“Initial Overcollateralization Percentage” shall be equal to (i) the excess of (a) the Aggregate Loan Balance as of the Cut-Off Date over (b) the aggregate Initial Note Balance of the Notes, divided by (ii) Aggregate Loan Balance as of the Cut-Off Date (expressed as a percentage).
“Initial Purchaser” shall mean the Initial Managing Agent on behalf of the Initial Conduit Purchaser and the Initial Conduit Liquidity Provider.
“Initial Purchaser Group” shall mean, collectively, the Initial Conduit Purchaser and the Initial Conduit Liquidity Provider.
“Initial Trial Balance” shall have the meaning set forth in Section 5.16(b) of the Indenture.
“Insurance Proceeds” shall mean (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies, and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Timeshare Property and are paid or required to be paid to, and may be retained by, the Issuer, any of its Affiliates or to any mortgagee of record.
“Intended Tax Characterization” shall have the meaning specified in Section 4.02(b) of the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 8, 2007, by and among DRFS, Diamond Resorts Centralized Services Company (f/k/a Sunterra Centralized Services Company), Diamond Resorts Polo Development, LLC (f/k/a Polo Sunterra Development, LLC), the Performance Guarantors, Credit Suisse AG, New York Branch, Merrill Lynch Mortgage Lending, Inc., the Indenture Trustee and each other Person from time to time party thereto.
“Interest Accrual Period” shall be deemed to be a period of 30 days, except that the initial Interest Accrual Period shall be the period from and including the Closing Date through, but not including, the initial Payment Date.
“Issuer” shall mean Diamond Resorts Tempus Owner Trust 2013, a Delaware statutory trust.
“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Administrator or the Owner Trustee, as applicable.
“Last Endorsee” means the last endorsee of an original Obligor Note.
“Licenses” means all material certifications, permits, licenses and approvals, including without limitation, certifications of completion and occupancy permits required for the legal use, occupancy and operation of the Resort as a timeshare resort or hotel.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.
“Liquidation” means with respect to any Defaulted Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure, other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or the Issuer and the delivery of a bill of sale or the recording of a deed of conveyance with respect thereto, as applicable.
“Liquidation Expenses” shall mean, with respect to a Defaulted Timeshare Loan, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Sections 5.03(a)(vii) through (ix) in the Indenture, including (i) any foreclosure and other repossession expenses incurred with respect to such Timeshare Loan, (ii) (a) if DRFS or an Affiliate thereof (a “Diamond Servicer”) is the Servicer, commissions and marketing and sales expenses incurred with respect to the sale of the related Timeshare Property (calculated as the Diamond Resorts Marketing and Sales Percentage of the total liquidation or resale price of such Timeshare Property (expressed as a dollar figure)), or (b) if a Diamond Servicer is no longer the Servicer, actual commissions and actual marketing and sales expenses incurred with respect to the sale of the related Timeshare Property, and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any property taxes, dues, maintenance fees, assessed timeshare association fees and like expenses).

“Liquidation Proceeds” means with respect to the Liquidation of any Defaulted Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation, including any rental income.
“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).
“Loan/Contract Number” means, with respect to any Timeshare Loan, the number assigned to such Timeshare Loan by the Servicer, which number is set forth in the Schedule of Timeshare Loans, as amended from time to time.
“Lockbox Bank” shall have the meaning specified in Section 5.2(a) of the Indenture.
“Lockbox Bank Fees” means all fees and expenses payable to any Lockbox Bank as compensation for services rendered by such Lockbox Bank in maintaining a lockbox account in accordance with the Indenture and the provisions of a deposit account control agreement or similar document.

“Lost Note Affidavit” means the affidavit to be executed in connection with any delivery of a copy of an original Obligor Note in lieu of such original, in the form of Exhibit B attached to the Purchase Agreement and the Sale Agreement.
“Majority Noteholders” means, at any time, Purchaser Groups and/or Non-Conduit Purchasers holding 51% or more of the Outstanding Note Balance of all Notes (other than DRC or an Affiliate thereof).
“Management Agreement” shall have the meaning specified in Schedule II of the Sale Agreement.
“Managing Agent” shall mean the Initial Managing Agent and any other institution which is a managing agent on behalf of a Purchaser Group.
“Managing Agent-Related Persons” shall mean the applicable Managing Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.
“Material Adverse Effect” means a material adverse effect on any of the following: (a) the operations, business, assets, properties, condition (financial or other) or prospects of the Diamond Resorts Entities taken as a whole, (ii) the ability of a Diamond Resorts Party to perform any of their material obligations under the Transaction Documents to which they are parties, (iii) the legality, validity or enforceability of any Transaction Document or Notes, (iv) the rights and remedies of the Issuer, the Indenture Trustee, the Noteholders or the Purchasers under any Transaction Document or Notes, or (v) the validity, perfection or priority of a Lien in favor of the Indenture Trustee for the benefit of the Noteholders on any material part of the Trust Estate.
“Miscellaneous Payments” means, with respect to any Timeshare Loan, any amounts received from or on behalf of the related Obligor representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and condominium association fees and any other payments not owed under the related Obligor Note.
“Monthly Principal Amount” shall equal for any Payment Date, the total amount of principal collected (including from Liquidation Proceeds, prepayments and repurchases) in respect of the Timeshare Loans during the related Due Period.
“Monthly Reports” shall have the meaning specified in Section 5.16(b) of the Indenture.
“Monthly Servicer Report” shall have the meaning specified in Section 5.05(a) of the Indenture.
“Moody's” shall mean Moody's Investors Service, Inc.
“Mortgage” shall mean, with respect to each Timeshare Loan, the mortgage, deed of trust or other instrument creating a first lien on a Timeshare Property securing such Timeshare Loan.
“Multiemployer Plan” means each “multiemployer plan” as such term is defined in Section 3(37) of ERISA to which DRC or any of its Affiliates is obligated to contribute.
“Net Cash Proceeds” means with respect to any asset sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes or tax distributions, income taxes and any other taxes, in each case actually paid by Holdings and the Subsidiaries in connection with such sale), (ii) amounts provided as a reserve or deposited into escrows, in accordance with GAAP, against any liabilities under any indemnification obligations (provided that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold and which is required to be (and actually is) repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance or other event, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses actually paid by Holdings or any Subsidiary in connection therewith.
“Non-Conduit Purchaser” shall mean a Noteholder that is not a Managing Agent as nominee for a Purchaser Group, Conduit Purchaser or a Conduit Liquidity Provider.
“Non-Rapid Amortization Period” shall mean any period which is not a Rapid Amortization Period.
“Note Purchase Agreement” shall mean that note purchase agreement, dated September 20, 2013, by and among the Issuer, DRC, Polo Holdings, Holdings, the Initial Managing

Agent, the Initial Conduit Purchaser, the Initial Conduit Liquidity Provider and the Purchasers and the Managing Agents for the Purchaser Groups from time to time party thereto.
“Note Rate” shall mean the sum of the Senior Note Rate and the Subordinate Note Rate.
“Note Register” shall have the meaning specified in Section 2.04(a) of the Indenture.
“Note Registrar” shall have the meaning specified in Section 2.04(a) of the Indenture.
“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a "United States Person" within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code).

“Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.
“Obligor” means a Person obligated to make payments under a Timeshare Loan.
“Obligor Note” shall mean the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.
“Officer's Certificate” shall mean a certificate executed by a Responsible Officer of the related party.
“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.
“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(a)    Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b)    Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes for the payment of principal; and
(c)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer, DRC or any Affiliate of either of them shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.
“Outstanding Note Balance” shall mean as of any date of determination, the Initial Note Balance less all principal payments actually distributed in respect of such Note as of such date, provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by the Issuer or any Affiliate of the Issuer or any entity consolidated in DRC's consolidated financial statements.
“Overcollateralization Amount” shall mean, for any Payment Date, the excess, if any, of (i) the Aggregate Loan Balance as of the last day of the related Due Period over (ii) the Outstanding Note Balance after taking into account all distributions of principal on such Payment Date.
“Owner” shall mean Diamond Resorts Tempus Seller 2013, as sole owner of the beneficial interests in the Issuer, or any subsequent owners of the beneficial interests in the Issuer.
“Owner Trustee” shall mean U.S. Bank Trust National Association or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.
“Owner Trustee Expenses” shall mean reasonable out-of-pocket expenses and indemnities of the Owner Trustee incurred in connection with performance of the Owner Trustee's obligations and duties under the Trust Agreement.
“Owner Trustee Fee” shall equal $4,000 a year.
“Payment Date” shall mean the 20th day of each calendar month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing in October 2013.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guarantors” means DRC, Diamond Resorts Holdings, LLC and Holdings.
“Permitted Cloobeck Investors” means Stephen J. Cloobeck. In the event of the death or incapacity of Stephen J. Cloobeck, his estate or personal representative, as applicable, shall become a “Permitted Investor” for up to 180 days following such death or incapacity, until the Equity Interests held directly or indirectly by Stephen J. Cloobeck at his death or incapacity are transferred to a person or persons reasonably satisfactory to the Initial Managing Agent, and thereafter such person or persons shall be “Permitted Investors”.
“Permitted FLRX Settlement” shall mean a settlement or satisfaction of the FLRX Judgment in respect of which the sole consideration consists of assets of FLRX or any of its Subsidiaries as of the date of the FLRX Judgment (or proceeds of such assets), without giving effect to any investment in, or transfer of assets to, FLRX or any of its Subsidiaries by DRC, Polo Holdings, Holdings or any of their other Subsidiaries, in each case since the date of the FLRX Judgment.
“Permitted Liens” shall mean, as to any Timeshare Property, (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Timeshare Property or the security intended to be provided by the related Mortgage or with the Obligor's ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Property and (c) the exceptions (general and specific) set forth in the related title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the Obligor's ability to pay his or her obligations when they become due or materially and adversely affects the value of the Timeshare Property.
“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.
“Portfolio” shall have the meaning set forth in the Tempus Reports Chapter 11 Plan.
“Principal Distribution Amount” means with respect to any Payment Date, (i) if such Payment Date occurs during a Non-Rapid Amortization Period, the sum of (a) the Monthly Principal Amount, plus (b) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase pursuant to Section 6(b) of the Sale Agreement), or (ii) if such Payment Date occurs during a Rapid Amortization Period, the excess, if any, of (a) the entire amount of remaining Available Funds after making provisions for payments and distributions required under clauses (i) through (vi) of Section 3.04(a) of the Indenture over (b) the amount, if any, by which the Reserve Account Required Balance on such Payment Date is greater than the amount on deposit in the Reserve Account; provided, however, in each case, the Principal Distribution Amount shall not exceed the Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date; provided, further, if the sum of Available Funds in the Collection Account plus the amount on deposit in the Reserve Account is greater than or equal to the sum of (a) the payments and distributions required under clauses (i) through (vi) of Section 3.04(a) of the Indenture and (b) the Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date, then the Principal Distribution Amount shall equal the Outstanding Note Balance as of such Payment Date prior to any distributions made on such Payment Date.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.16(f)(i) of the Indenture.
“Prepayment Notice” shall have the meaning specified in Section 2.11(a) of the Indenture.
“Processing Charges” shall mean any amounts due under an Obligor Note in respect of processing fees, service fees, impound fees or late fees.
“Purchase Agreement” shall mean the purchase agreement, dated as of September 20, 2013, by and between the Seller and DRFHC pursuant to which DRFHC sells Timeshare Loans to the Seller.
“Purchase Contract” shall mean the purchase contract for a Timeshare Property executed and delivered by an Obligor and pursuant to which such Obligor purchased a Timeshare Property.
“Purchase Price” shall mean the original price of the Timeshare Property purchased by an Obligor.
“Purchaser” shall mean a Conduit Purchaser, Conduit Liquidity Provider or Non-Conduit Purchaser.
“Purchaser Group” shall mean, collectively, a Conduit Purchaser and the Conduit Liquidity Provider or Conduit Liquidity Providers with respect to such Conduit Purchaser.
“Qualified Public Offering” shall mean the initial underwritten public offering of common Equity Interests of Holdings pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in at least $75,000,000 of Net Cash Proceeds to Holdings.
“Quorum Facility” means that certain loan sale facility in a minimum aggregate amount of $80,000,000 as evidenced by that Amended and Restated Loan Sale and Security Agreement, dated as of December 31, 2012, by and among Quorum Federal Credit Union, as buyer, DRI Quorum 2010 LLC, a Delaware limited liability company, as seller, Wells Fargo, National Association, as back-up servicer and DRFS, as servicer, and the other transaction documents related thereto, as the same may be amended from time to time.
“Rapid Amortization Period” shall mean the period which commences on the Rapid Amortization Period Commencement Date and ends on the Rapid Amortization Period End Date.
“Rapid Amortization Period Commencement Date” shall be the Determination Date on which (i) the average of the Default Levels for the last three Due Periods (or if fewer than three Due Periods have elapsed since the Closing Date, the average of the Default Levels for the actual number of Due Periods which have elapsed since the Closing Date) is greater than or equal to 0.75%, (ii) the Recovery Ratio for such Determination Date is less than 25.00%, (iii) the Cumulative Default

Level exceeds 20.00%, or (iv) the Overcollateralization Amount is less than the Required Overcollateralization Amount for the immediately preceding Payment Date.
“Rapid Amortization Period End Date” shall be (a) with respect to a Rapid Amortization Period triggered by clause (i) of the definition of Rapid Amortization Period Commencement Date, the Determination Date on which the average of the Default Levels for the requisite number of Due Periods is less than 0.75%; (b) with respect to a Rapid Amortization Period triggered by clause (ii) of the definition of Rapid Amortization Period Commencement Date, the date on which the Recovery Ratio is greater than or equal to 25.00% for three consecutive Determination Dates, (c) with respect to a Rapid Amortization Period triggered by clause (iii) of the definition of Rapid Amortization Period Commencement Date, the date on which the Notes have been paid in full; and (d) with respect to a Rapid Amortization Period triggered by clause (iv) of the definition of Rapid Amortization Period Commencement Date, the Determination Date on which the Overcollateralization Amount for the immediately preceding Payment Date is equal to or greater than the Required Overcollateralization Amount for such Payment Date.
“Rating Cure Period” shall have the meaning specified in Section 5.1(hh) of the Note Purchase Agreement.
“Receivables” means the payments required to be made pursuant to an Obligor Note.
“Receivables Securitizations” means a financing pursuant to which (a) Polo Holdings, DRC or any other Subsidiary sells, conveys or transfers to a Receivables Subsidiary, in legal “true sales” transactions, and (b) such Receivables Subsidiary conveys or otherwise transfers to any other person or grants a security interest to any other person in, any Diamond Timeshare Receivables (whether now existing or hereafter acquired) of Polo Holdings, DRC or any other Subsidiary or any undivided interest therein, and any assets related thereto (including all Timeshare Interests and other collateral securing such Diamond Timeshare Receivables), all contracts and all Guarantees or other obligations in respect of such Diamond Timeshare Receivables, proceeds of such Diamond Timeshare Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with securitization transactions involving Diamond Timeshare Receivables. Diamond Resorts Owner Trust 2009-1's Timeshare Loan Backed Notes, Diamond Resorts Owner Trust 2011-1's Timeshare Loan Backed Notes, Diamond Resorts Owner Trust 2013-1's Timeshare Loan Backed Notes, Diamond Resorts Tempus Owner Trust 2013's Timeshare Loan Backed Notes and the Quorum Facility shall each be considered a Receivables Securitization.
“Receivables Subsidiaries” shall mean (a) Diamond Resorts Owner Trust 2009-1, Diamond Resorts Owner Trust 2011-1, Diamond Resorts Owner Trust 2013-1, Diamond Resorts Tempus Owner Trust 2013 and DRI Quorum 2010, LLC, and (b) a Subsidiary that is a newly formed, wholly owned, bankruptcy-remote, special purpose Subsidiary of DRC (i) that engages in no activities other than in connection with the financing of Diamond Timeshare Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business (including servicing of Diamond Timeshare Receivables), (ii) that is designated by a Financial Officer of Holdings (as provided for below) as a Receivables Subsidiary, (iii) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (A) is Guaranteed by, recourse to or otherwise obligates Holdings, Polo Holdings, DRC or any other Subsidiary (other than (1) pursuant to Standard Securitization Undertakings, (2) in an amount not to exceed $5,000,000 or (3) any obligation to sell or transfer Diamond Timeshare Receivables) or (B) subjects any property or asset of Holdings, Polo Holdings or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) with which none of Holdings, Polo Holdings, DRC or any other Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Securitization) other than on terms no less favorable to Holdings, Polo Holdings, DRC or any other Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing Diamond Timeshare Receivables. A Financial Officer of Holdings shall deliver a certificate to each Managing Agent and each Non-Conduit Purchaser designating such Subsidiary as a Receivables Subsidiary and certifying that to the best of such officer's knowledge and belief after consulting with counsel, (x) such designation complies with the foregoing conditions and (y) immediately after giving effect to such designation, no Default shall have occurred and be continuing.
“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.
“Recovery Ratio” for any Determination Date, equals: (i) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (x) the aggregate Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) that were repurchased by the Seller prior to such Determination Date (with the principal balance of each Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all recoveries or remarketing proceeds received during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) in respect of Defaulted Timeshare Loans for which the Seller did not exercise its option to repurchase prior to such Determination Date and (b) the denominator of which is the aggregate Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed); and (ii) otherwise, 100%.
“Related CP Issuer” shall mean the commercial paper issuing company from which a Conduit Purchaser obtains funding.
“Related Security” shall mean with respect to any Timeshare Loan owned by a Person, (i) all of such Person's interest in the Timeshare Property arising under or in connection with the related Mortgage, including, without limitation, all Liquidation Proceeds and Insurance Proceeds received with respect thereto on or after the Cut-Off Date, and the Timeshare Loan

Documents relating to such Timeshare Loan, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) all of such Person's right, title and interest in and to any other account into which collections in respect of such Timeshare Loans may be deposited from time to time.
“Relevant UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“Repurchase Price” shall mean with respect to any Timeshare Loan to be purchased by the Seller pursuant to the Sale Agreement, a cash price equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the then current Due Period.
“Request” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Request for Release” shall be a request signed by the Servicer in the form attached as Exhibit B to the Custodial Agreement.
“Required Overcollateralization Amount” shall mean, for any Payment Date, an amount equal to the product of (i) the Initial Overcollateralization Percentage and (ii) the Aggregate Loan Balance as of the Cut-Off Date.
“Reservation System” shall mean a reservation system pursuant to which reservations for particular locations, times, lengths of stay and unit types at the Resort are received, accepted, modified or canceled.
“Reserve Account” shall mean the account maintained by the Indenture Trustee pursuant to Section 3.02(b) of the Indenture.
“Reserve Account Draw Amount” shall have the meaning specified in Section 3.02(b)(i) of the Indenture.
“Reserve Account Floor Amount” shall mean, for any Payment Date, an amount equal to the lesser of (i) 0.25% of the Initial Note Balance and (ii) 50% of the Outstanding Note Balance on such Payment Date prior to taking into account any distributions of principal on such Payment Date.
“Reserve Account Initial Deposit” shall mean 1.00% of the Aggregate Loan Balance as of the Cut-Off Date.

“Reserve Account Required Balance” shall mean, for any Payment Date, (i) occurring during a Rapid Amortization Period, an amount equal to the Reserve Account Floor Amount, or (ii) occurring during a Non-Rapid Amortization Period, (a) if no Cash Accumulation Event has occurred and is continuing, an amount equal to 1.00% of the Aggregate Loan Balance as of the last day of the related Due Period, or (b) if a Cash Accumulation Event has occurred and is continuing, an amount equal to the product of (x) the Aggregate Loan Balance as of the last day of the related Due Period and (y) the greater of (1) 24.00% and (2) the product of (A) two and (B) the Delinquency Level for such Due Period; provided, however, that in no event will the Reserve Account Required Balance be less than the Reserve Account Floor Amount.
“Resort” shall mean Mystic Dunes Resort & Golf Club.
“Resort Association” shall mean The Palms Country Club and Resort Condominium Association, Inc.
“Responsible Officer” shall mean (a) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Treasurer, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, any officer responsible for the administration or management of the Servicer's servicing department; (c) when used with respect to the Issuer, any officer of the Owner Trustee having direct responsibility for administration of the Trust Agreement and, for so long as the Administration Agreement is in effect, any officer of the Administrator, and (d) with respect to any other Person, the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or the manager of such Person.
“Restricted Period” shall mean the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes, and (b) the Closing Date.
“S&P” shall mean Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.
“Sale Agreement” shall mean the agreement, dated as of September 20, 2013, by and between the Seller and the Issuer pursuant to which the Seller sells the Timeshare Loans to the Issuer.
“Schedule of Timeshare Loans” means the list of Timeshare Loans attached to the Sale Agreement in electronic format as Exhibit A, as amended from time to time to reflect repurchases pursuant to the terms of the Sale Agreement and the Indenture, which list shall set forth the following information with respect to each Timeshare Loans as of the Cut-Off Date, in numbered columns:

1    Loan/Contract Number
2    Name of Obligor
3 Unit(s)/Week(s), as applicable
4    Interest Rate Per Annum
5    Date of Origination
6    Original Loan Balance
7    Maturity Date
8    Monthly Payment Amount
9    Original Term (in months)
10    Outstanding Loan Balance
11    Name of Originator
12    Number of Scheduled Payments

“Scheduled Foreclosure Date” shall have the meaning specified in Section 1.2(b) of the Custodial Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Seller” shall mean Diamond Resorts Tempus Seller 2013, a Delaware limited liability company.
“Seller Undertaking Agreement” shall mean that certain Seller Undertaking Agreement, dated as of September 20, 2013 by the Performance Guarantors in favor of the Issuer and the Indenture Trustee.
“Senior Interest Distribution Amount” shall equal, for a Note and any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the Senior Note Rate on the Outstanding Note Balance immediately prior to such Payment Date and (ii) the amount of unpaid Senior Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the Senior Note Rate. The Senior Interest Distribution Amount for the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Senior Note Rate” shall mean with respect to Notes, 4.50%.
“Servicer” initially shall mean DRFS and its permitted successors and assigns or such other successor servicer as provided in the Indenture.
“Servicer Event of Default” shall have the meaning specified in Section 5.04 of the Indenture.
“Servicer Undertaking Agreement” shall mean that certain Servicer Undertaking Agreement, dated as of September 20, 2013, by the Performance Guarantors in favor of the Issuer and the Indenture Trustee.

“Servicing Fee” shall mean for any Payment Date, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.
“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.
“Servicing Standard” shall have the meaning specified in Section 5.01 of the Indenture.
“Single Asset Financing” shall mean a financing pursuant to which (a) any Financed Asset is owned by a Single Asset Financing Subsidiary and (b) such Single Asset Financing Subsidiary conveys or otherwise transfers to any other person or grants a security interest to any other person in, such Financed Asset, and any other assets in respect of which security interests are customarily granted in connection with such transactions.
“Single Asset Financing Subsidiary” shall mean a Subsidiary that is a newly formed, wholly owned, bankruptcy-remote, special purpose Subsidiary of DRC (a) that engages in no activities other than in connection with the ownership and financing of the Financed Asset and all rights (contractual or other) and other assets relating thereto, and any business or activities incidental or related to such Financed Asset, (b) that is designated by a Financial Officer of Holdings (as provided below) as a Single Asset Financing Subsidiary and (c) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (i) is Guaranteed by, recourse to or otherwise obligates Holdings, Polo Holdings, DRC or any other Subsidiary (other than Standard Securitization Undertakings) or (ii) subjects any property or asset of Holdings, Polo Holdings or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof. A Financial Officer of Holdings shall deliver a certificate to each Managing Agent and each Non-Conduit Purchaser designating such Subsidiary as a Single Asset Financing Subsidiary and certifying that to the best of such officer's knowledge and belief after consulting with counsel, (x) such designation complies with the foregoing conditions and (y) immediately after giving effect to such designation, no Default shall have occurred and be continuing.
“Standard Securitization Undertakings” mean representations, warranties, covenants and indemnities entered into at any time by Polo Holdings, DRC or any other Subsidiary (other than a Receivables Subsidiary or a Single Asset Financing Subsidiary) that are reasonably customary in securitization transactions involving receivables similar to Diamond Timeshare Receivables or financings similar to Single Asset Financings.
“Stated Maturity” shall mean the Payment Date occurring on December 2023.
“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.
“Structuring Agent” shall mean Credit Suisse AG, New York Branch.

“Structuring Fee” shall have the meaning set forth in the Fee Letter.

“Subordinate Interest Distribution Amount” shall equal, for a Note and any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the Subordinate Note Rate on the Outstanding Note Balance immediately prior to such Payment Date and (ii) the amount of unpaid Subordinate Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the Subordinate Note Rate. The Subordinate Interest Distribution Amount for the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Subordinate Note Rate” shall mean with respect to Notes, 1.50%.
“Subsidiary” means any subsidiary of Holdings, including Polo Holdings and DRC.
“Successor Servicer” shall mean the Back-Up Servicer and its permitted successors and assigns, as provided in the Indenture, upon succeeding to the responsibilities and obligations of the Servicer in accordance with Section 5.16 of the Indenture.
“Synthetic Lease” shall mean as to any person any lease including leases that may be terminated by the lessee at any time of any property whether real personal or mixed that is accounted for as an operating lease under GAAP and in respect of which the lessee retains or obtains ownership of the property so leased for U.S federal income tax purposes other than any such lease under which such person is the lessor.
“Synthetic Lease Obligations” shall mean as to any person an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
“Tape(s)” shall have the meaning specified in Section 5.16(b) of the Indenture.
“Tempus Resorts Chapter 11 Plan” means the chapter 11 plan confirmed by the Tempus Resorts Confirmation Order.
“Tempus Resorts Confirmation Order” means the Order Approving Debtors' Amended Disclosure Statement and Confirming Debtors' Amended Plan of Reorganization as Modified, entered by the United States Bankruptcy Court for the Middle District of Florida on May 5, 2011 (Docket No. 350) in the chapter 11 bankruptcy cases commenced by Tempus Resorts International, Ltd. and certain of its affiliates, jointly administered as Case No. 6:10-bk-20709-KSJ.
“Timeshare Interest” means a Timeshare Property, and Timeshare Interest or “Timeshare Interests,” when used in the Transaction Documents, means, as applicable, any Timeshare Interest that is subject to a Timeshare Loan or all Timeshare Properties that are subject to the Timeshare Loans, listed on the Schedule of Timeshare Loans, as the same may be amended from time to time.

“Timeshare Laws” means the provisions of any applicable laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted.
“Timeshare Loan” shall mean a timeshare loan subject to the lien of the Indenture and listed on the Schedule of Timeshare Loans as sold by the Seller to the Issuer and simultaneously assigned to the Indenture Trustee on the Closing Date. As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Obligor Note, Mortgage and other security documents contained in the related Timeshare Loan File.
“Timeshare Loan Acquisition Price” shall mean on any date of determination, with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued interest thereon.
“Timeshare Loan Documents” shall mean, with respect to a Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files and (ii) Timeshare Loan Servicing Files.
“Timeshare Loan Files” shall mean with respect to any purchaser of a Timeshare Property for which the Obligor is a party to a Timeshare Loan, the following documents executed by such purchaser or delivered in connection with such Timeshare Loan:
(a)    an original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to the Last Endorsee, endorsed by the Last Endorsee, without recourse, in the following form: “Pay to the order of _____________, without recourse” and signed in the name of the Last Endorsee by an authorized officer;

(b)    the original recorded Mortgage containing the original signatures of all persons named as the maker, the mortgagor or trustor with evidence of recording indicated;

(c)    an original individual or bulk assignment of the Mortgage in blank and in recordable form and signed in the name of the Last Endorsee by an authorized officer;

(d)    the originals of all intervening assignments (or a copy certified to the Custodian) of the Mortgage showing a complete chain of assignments from the originator of such Timeshare Loan to the Last Endorsee;

(e)    an original or copy of any assumption or modification of the Obligor Note or Mortgage with evidence of recording thereon or an original or a copy of the title insurance policy with respect to such Mortgage;

(f)    an original or a copy of an individual or bulk title insurance policy or master blanket title insurance policy covering such Timeshare Loan when applicable (or a commitment for title insurance or an opinion of counsel with respect to title and liens encumbering the Timeshare Property);

(g)    the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto;

(h)    the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan; and

(i)    receipt in the form of Exhibit E to the Custodial Agreement, which has been executed by the related Obligor.

“Timeshare Loan Servicing File” shall mean, with respect to each Timeshare Loan and each Obligor a copy of the related Timeshare Loan File and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.
“Timeshare Property” shall mean a timeshare fee simple interest in real estate regarding a Unit, however denominated or defined in the applicable condominium or timeshare declaration, pursuant to which such fee simple interest in real estate is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishing appurtenant to such Unit, and the rights granted the Issuer (as assignee) which secure the related Timeshare Loan.
“Total Funded Debt” means, at any time, the total consolidated Indebtedness of Holdings and the Subsidiaries at such time (excluding (a) Indebtedness of the type described in clauses (c), (f), (g) and (k) of the definition of such term, (b) Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder, (c) Indebtedness outstanding under a Receivables Securitization, and (d) Indebtedness of any Unrestricted Subsidiary). It is understood that, when calculating Total Funded Debt, the total consolidated Indebtedness of Holdings and the Subsidiaries shall not be reduced by the amount of cash or cash equivalents held by or for the benefit of Holdings or its consolidated Subsidiaries.
“Trailing Documents” shall have the meaning specified in Section 1.1(c) of the Custodial Agreement.
“Transaction Documents” shall mean the Indenture, the Custodial Agreement, the Purchase Agreement, the Sale Agreement, the Trust Agreement, the Administration Agreement, the Seller Undertaking Agreement, the Servicer Undertaking Agreement, the Note Purchase Agreement, the Deposit Account Control Agreement, the Fee Letter and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.
“Transition Expenses” means any documented costs and expenses (other than general overhead expenses) incurred by the Back-Up Servicer should it become the Successor Servicer as a direct consequence of the termination or resignation of the initial Servicer and the transition of the duties and obligations of the initial Servicer to the Successor Servicer.

“Trust Accounts” shall mean collectively, the Collection Account, the Reserve Account and such other accounts established by the Indenture Trustee pursuant to Section 3.02 of the Indenture.
“Trust Agreement” shall mean that certain trust agreement, dated as of August 15, 2013 and amended and restated as of September 20, 2013, each by and between the Owner and the Owner Trustee.
“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.
“Unit” shall mean a residential unit or dwelling at the Resort.
“Unrestricted Subsidiary” shall mean (i) FLRX Inc. and its subsidiaries, ILX Acquisition, Inc. and its subsidiaries, Tempus Holdings, LLC and its subsidiaries, and DPM Holdings, LLC and its subsidiaries, until the occurrence of any of the following: (a) the capital structure and indebtedness as between such Unrestricted Subsidiary and Diamond Resorts International, Inc. or any of Diamond Resorts International, Inc.'s subsidiaries changes, (b) Diamond Resorts International, Inc. or any subsidiary thereof is exposed to a potential liability of such Unrestricted Subsidiary or has any monetary obligation to or on behalf of such Unrestricted Subsidiary or (c) such Unrestricted Subsidiary ceases to be an “Unrestricted Subsidiary” under the High Yield Facility, and (ii) any other Unrestricted Subsidiary designated in writing by the Initial Managing Agent with the consent of the Majority Noteholders.
“USAP” shall have the meaning specified in Section 5.05(c) of the Indenture.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.